                                                                   EXHIBIT 10.25

                           MASTER SEPARATION AGREEMENT

                                     BETWEEN

                              RETAIL VENTURES, INC.

                                       AND

                                    DSW INC.

                                TABLE OF CONTENTS

ARTICLE I DOCUMENTS AND ITEMS TO BE DELIVERED ON THE IPO DATE ..........................................         4

   Section 1.1    DOCUMENTS TO BE DELIVERED BY RETAIL VENTURES .........................................         4

   Section 1.2    DOCUMENTS TO BE DELIVERED BY DSW .....................................................         5

ARTICLE II THE IPO AND ACTIONS PENDING THE IPO; DISTRIBUTION ...........................................         5

   Section 2.1    TRANSACTIONS PRIOR TO THE IPO ........................................................         5

   Section 2.2    COOPERATION ..........................................................................         6

   Section 2.3    DEBT REORGANIZATION EVENTS ...........................................................         6

   Section 2.4    CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO ......................................         7

   Section 2.5    DISTRIBUTION .........................................................................         8

ARTICLE III COVENANTS AND OTHER MATTERS ................................................................         9

   Section 3.1    OTHER AGREEMENTS .....................................................................         9

   Section 3.2    FURTHER INSTRUMENTS ..................................................................         9

   Section 3.3    AGREEMENT FOR EXCHANGE OF INFORMATION ................................................         9

   Section 3.4    AUDITORS AND AUDITS; FINANCIAL STATEMENTS; ACCOUNTING MATTERS ........................        11

   Section 3.5    CONFIDENTIALITY ......................................................................        14

   Section 3.6    PRIVILEGED MATTERS ...................................................................        16

   Section 3.7    MAIL AND OTHER COMMUNICATIONS ........................................................        18

   Section 3.8    EMPLOYMENT MATTERS ...................................................................        18

   Section 3.9    PAYMENT OF EXPENSES ..................................................................        18

   Section 3.10   DISPUTE RESOLUTION ...................................................................        19

   Section 3.11   GOVERNMENTAL APPROVALS ...............................................................        20

   Section 3.12   NO REPRESENTATION OR WARRANTY ........................................................        20

   Section 3.13   COMPLIANCE WITH LEGAL POLICIES .......................................................        21

   Section 3.14   DEBT REORGANIZATION RELATED DOCUMENTS ................................................        22

   Section 3.15   NORTHLAND ............................................................................        22

   Section 3.16   GUARANTEES ...........................................................................        23

   Section 3.17   RUN-OFF OF ACCOUNTS ..................................................................        23

ARTICLE IV REGISTRATION RIGHTS .........................................................................        23

   Section 4.1    DEMAND REGISTRATION ..................................................................        23

   Section 4.2    PIGGYBACK REGISTRATION ...............................................................        25

   Section 4.3    EXPENSES .............................................................................        27

   Section 4.4    BLACKOUT PERIOD ......................................................................        28

   Section 4.5    SELECTION OF UNDERWRITERS ............................................................        28

   Section 4.6    OBLIGATIONS OF DSW ...................................................................        28

   Section 4.7    OBLIGATIONS OF SELLING HOLDERS .......................................................        30

   Section 4.8    UNDERWRITING; DUE DILIGENCE ..........................................................        30

   Section 4.9    INDEMNIFICATION AND CONTRIBUTION .....................................................        31

   Section 4.10   RULE 144 AND FORM S-3 ................................................................        35

   Section 4.11   HOLDBACK AGREEMENT ...................................................................        35

   Section 4.12   TERM .................................................................................        36

ARTICLE V MUTUAL RELEASES; INDEMNIFICATION .............................................................        36

   Section 5.1    RELEASE OF PRE-IPO DATE CLAIMS .......................................................        36

   Section 5.2    INDEMNIFICATION BY DSW ...............................................................        37

   Section 5.3    INDEMNIFICATION BY RETAIL VENTURES ...................................................        38

   Section 5.4    ANCILLARY AGREEMENT LIABILITIES ......................................................        38

   Section 5.5    OTHER AGREEMENTS EVIDENCING INDEMNIFICATION OBLIGATIONS ..............................        38

   Section 5.6    REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES ...............................        38

   Section 5.7    PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY CLAIMS .........        40

   Section 5.8    ADDITIONAL MATTERS ...................................................................        41

   Section 5.9    SURVIVAL OF INDEMNITIES ..............................................................        42

ARTICLE VI INSURANCE MATTERS ...........................................................................        42

   Section 6.1    DSW INSURANCE COVERAGE DURING THE INSURANCE TRANSITION PERIOD ........................        42

   Section 6.2    DSW INSURANCE COVERAGE AFTER THE INSURANCE TRANSITION PERIOD .........................        42

ARTICLE VII MISCELLANEOUS ..............................................................................        42

   Section 7.1    LIMITATION OF LIABILITY ..............................................................        42

   Section 7.2    ENTIRE AGREEMENT .....................................................................        43

   Section 7.3    GOVERNING LAW AND JURISDICTION .......................................................        43

   Section 7.4    TERMINATION; AMENDMENT ...............................................................        43

   Section 7.5    NOTICES ..............................................................................        43

   Section 7.6    COUNTERPARTS .........................................................................        44

   Section 7.7    BINDING EFFECT; ASSIGNMENT ...........................................................        44

   Section 7.8    SEVERABILITY .........................................................................        45

   Section 7.9    FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE ................................        45

   Section 7.10   AUTHORITY ............................................................................        45

   Section 7.11   INTERPRETATION .......................................................................        45

   Section 7.12   CONFLICTING AGREEMENTS ...............................................................        45

   Section 7.13   THIRD PARTY BENEFICIARIES ............................................................        46

ARTICLE VIII DEFINITIONS ...............................................................................        46

   Section 8.1    DEFINED TERMS ........................................................................        46

                             EXHIBITS AND SCHEDULES

Exhibit A         IP License
Schedule 1.1(c)   Certain Officers and/or Directors of Retail Ventures
Schedule 1.2(b)   Certain Officers and/or Directors of DSW
Schedule 2.3(g)   Cross-Factor Guaranty Agreements

                           MASTER SEPARATION AGREEMENT

      This Master Separation Agreement is dated as of the [__] day of June, 2005, between Retail Ventures, Inc., an Ohio corporation ("Retail Ventures"), and DSW Inc., an Ohio corporation ("DSW," with Retail Ventures, each a "Party," and together, the "Parties"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VIII hereof.

                                    RECITALS

      WHEREAS, Retail Ventures is the beneficial owner of all the issued and outstanding common shares of DSW;

      WHEREAS, Retail Ventures, through its wholly-owned subsidiary, DSW, is engaged in the business of retailing specialty branded footwear (the "DSW Business"), as more completely described in a Registration Statement on Form S-1 (File No. 333-123289) filed with the Securities and Exchange Commission ("Commission") under the Securities Act, as amended (the "IPO Registration Statement");

      WHEREAS, Retail Ventures and DSW currently contemplate that DSW will make an initial public offering ("IPO") pursuant to the IPO Registration Statement of an amount of its Class A common shares that will reduce Retail Ventures' ownership of the combined voting power of the Class A common shares and Class B common shares, voting together as a single class, to not less than 80.1%; and

      WHEREAS, the Parties intend in this Agreement, including the Exhibits and Schedules hereto, to set forth the principal arrangements between them regarding the separation of the DSW Business from Retail Ventures.

      NOW, THEREFORE, in consideration of the foregoing and the terms, conditions, covenants and provisions of this Agreement, Retail Ventures and DSW mutually covenant and agree as follows:

                                    ARTICLE I
                            DOCUMENTS AND ITEMS TO BE
                            DELIVERED ON THE IPO DATE

            Section 1.1 DOCUMENTS TO BE DELIVERED BY RETAIL VENTURES. On or prior to the closing of the IPO (the "IPO Date"), Retail Ventures will deliver, or will cause its appropriate Subsidiaries to deliver, to DSW all of the following items and agreements:

                  (a) A duly executed Tax Separation Agreement substantially in the form attached to the IPO Registration Statement as Exhibit 10.28 (the "Tax Separation Agreement");

                  (b) A duly executed Shared Services Agreement, substantially in the form attached to the IPO Registration Statement as Exhibit 10.27 (the "Shared Services Agreement");

                  (c) The resignations of certain officers and/or directors of Retail Ventures and/or any member of the Retail Ventures Group who will become officers and/or directors of DSW and who are identified on Schedule 1.1(c);

                  (d) A duly executed agreement governing the continuing use of United States Patent No. D495,172 and any patent that issues from Patent Application No. 29/205,562 substantially in the form attached hereto as Exhibit A (the "IP License");

                  (e) A duly executed Exchange Agreement substantially in the form attached to the IPO Registration Statement as Exhibit 4.4 (the "Share Exchange Agreement"); and

                  (f) Such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof.

            Section 1.2 DOCUMENTS TO BE DELIVERED BY DSW. On or prior to the IPO Date, DSW will deliver, or will cause its appropriate Subsidiaries to deliver, to Retail Ventures all of the following items and agreements:

                  (a) In each case where DSW is a party to any agreement or instrument referred to in Section 1.1, a duly executed counterpart of such agreement or instrument;

                  (b) The resignations of certain officers and/or directors of DSW and/or its Subsidiary who will become officers and/or directors of Retail Ventures and/or any member of the Retail Ventures Group and who are identified on Schedule 1.2 (b); and

                  (c) Such other agreements, documents or instruments as the Parties may agree are necessary or desirable in order to achieve the purposes hereof.

                                   ARTICLE II
                THE IPO AND ACTIONS PENDING THE IPO; DISTRIBUTION

            Section 2.1 TRANSACTIONS PRIOR TO THE IPO. Subject to the occurrence of the events described in this Article II, Retail Ventures and DSW intend to consummate the IPO and to take, or cause to be taken, the actions specified in this Section 2.1.

                  (a) REGISTRATION STATEMENT. DSW has filed the IPO Registration Statement, and intends to file such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law or by the managing underwriters for the IPO (the "Underwriters"), including, without limitation, filing such amendments or supplements to the IPO Registration

Statement as may be required by the underwriting agreement to be entered into among DSW and the Underwriters (the "Underwriting Agreement"), the Commission or federal, state or foreign securities laws. Retail Ventures and DSW also intend to cooperate in preparing, filing with the Commission and causing to become effective a registration statement registering the Class A common shares of DSW under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and any registration statements or amendments thereof which are required to reflect the establishment of, or amendments to, any employee benefit and other plans necessary or appropriate in connection with the IPO or the other transactions contemplated by this Agreement.

                  (b) UNDERWRITING AGREEMENT. DSW shall enter into the Underwriting Agreement, in form and substance reasonably satisfactory to DSW and comply with its obligations thereunder.

                  (c) NYSE LISTING. DSW intends to prepare, file and make effective, an application for listing of its Class A common shares issued in the IPO on the New York Stock Exchange ("NYSE"), subject to official notice of issuance.

            Section 2.2 COOPERATION. DSW shall consult with, and cooperate in all respects with, Retail Ventures in connection with the pricing of the Class A common shares of DSW to be offered in the IPO and shall, at Retail Ventures' direction, promptly take any and all actions necessary or desirable to consummate the IPO as contemplated by the IPO Registration Statement and the Underwriting Agreement.

            Section 2.3 DEBT REORGANIZATION EVENTS. Prior to, or concurrently with, the IPO Date, Retail Ventures and DSW shall cause the following events to occur (collectively, the "Debt Reorganization Events"), as more fully described in the IPO Registration Statement:

                  (a) Retail Ventures will amend and restate the Loan and Security Agreement, as amended, entered into with National City Commercial Finance, Inc. (n/k/a National City Business Credit, Inc.), as administrative agent, and the other parties named therein, dated June 11, 2002, and DSW and its wholly-owned subsidiary, DSW Shoe Warehouse, Inc., a Missouri corporation ("DSWSW"), will be released from their obligations thereunder;

                  (b) Retail Ventures will amend the Financing Agreement, as amended, among Cerberus Partners L.P., or Cerberus, as agent and lender, Schottenstein Stores Corporation, an Ohio corporation ("SSC"), as lender, and the other parties named therein, dated June 11, 2002;

                  (c) Retail Ventures will enter into a Second Amended and Restated Senior Loan Agreement amending and restating the Amended and Restated Senior Subordinated Convertible Loan Agreement, as amended, entered into with Cerberus, as agent and lender, SSC, as lender, and the other parties named therein, dated June 11, 2002; and DSW will be released from its obligations thereunder;

                  (d) Pursuant to the Second Amended and Restated Senior Loan Agreement, Retail Ventures will amend and restate the outstanding warrants dated as of September 26, 2002 ("Term Loan Warrants") and will issue "Conversion Warrants" (as defined in the Second Amended and Restated Senior Loan Agreement) (the Term Loan Warrants and the Conversion Warrants being referred to collectively as the "Warrants");

                  (e) Retail Ventures will enter into a Second Amended and Restated Registration Rights Agreement amending the Registration Rights Agreement dated June 11, 2002;

                  (f) DSW will enter into a Registration Rights Agreement with Cerberus and SSC;

                  (g) Retail Ventures and DSW will terminate the cross-factor guaranty agreements listed on Schedule 2.3(g); and

                  (h) DSW will enter into a new five-year $150 million secured revolving credit facility with National City Business Credit, Inc., as administrative agent (the "DSW Credit Facility").

            Section 2.4 CONDITIONS PRECEDENT TO CONSUMMATION OF THE IPO. The obligations of the Parties to consummate the IPO shall be conditioned on the satisfaction of the following conditions (collectively, the "IPO Conditions"):

                  (a) DEBT REORGANIZATION EVENTS. Retail Ventures and DSW shall have consummated the Debt Reorganization Events;

                  (b) REGISTRATION STATEMENT. The IPO Registration Statement shall have been filed and declared effective by the Commission, and there shall be no stop-order in effect with respect thereto;

                  (c) BLUE SKY. The actions and filings with regard to applicable securities and blue sky laws of any state (and any comparable laws under any foreign jurisdictions) shall have been taken and, where applicable, have become effective or been accepted;

                  (d) NYSE LISTING. The Class A common shares of DSW to be issued in the IPO shall have been accepted for listing on the NYSE, on official notice of issuance;

                  (e) UNDERWRITING AGREEMENT. DSW shall have entered into the Underwriting Agreement and all conditions to the obligations of DSW and the Underwriters shall have been satisfied or waived by the party that is entitled to the benefit thereof;

                  (f) STOCK OWNERSHIP. Retail Ventures shall be satisfied, in its sole discretion, that it will own at least 80.1% of the combined voting power of the outstanding Class A common shares and Class B common shares, voting together as a single class, and that DSW will have no class of DSW Capital Stock other than the Common Shares outstanding, immediately following the IPO;

                  (g) NO LEGAL RESTRAINTS. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the IPO or any of the other transactions contemplated by this Agreement shall be in effect;

                  (h) DELIVERIES. Each Party shall have made the deliveries required pursuant to Section 1.1 and Section 1.2, respectively; and

                  (i) OTHER ACTIONS. Such other actions as the Parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the IPO in order to assure the successful completion of the IPO, shall have been taken.

Retail Ventures and DSW shall each use their reasonable best efforts to satisfy, or cause to be satisfied, the IPO Conditions.

            Section 2.5 DISTRIBUTION.

                  (a) DISTRIBUTION GENERALLY. At any time after the IPO Date, if Retail Ventures, in its sole and absolute discretion, advises DSW that Retail Ventures intends to pursue a Distribution, DSW agrees to take all action reasonably requested by Retail Ventures to facilitate the Distribution.

                  (b) RETAIL VENTURES' SOLE DISCRETION. Retail Ventures shall, in its sole and absolute discretion, determine whether to proceed with all or part of a Distribution, the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, Retail Ventures may at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. DSW shall cooperate with Retail Ventures in all respects to accomplish the Distribution and shall, at Retail Ventures' direction, promptly take any and all actions that Retail Ventures deems reasonably necessary or desirable to effect the Distribution. Without limiting the generality of the foregoing, DSW shall, at Retail Ventures' direction, cooperate with Retail Ventures, and execute and deliver, or use its best efforts to cause to have executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any domestic or foreign governmental or regulatory authority requested by Retail Ventures in order to consummate and make effective the Distribution. If, in connection with any Distribution, Retail Ventures makes a Request (as defined herein) for a Demand Registration (as defined herein), the terms and the conditions set forth in Article IV hereof shall govern.

                                  ARTICLE III
                           COVENANTS AND OTHER MATTERS

            Section 3.1 OTHER AGREEMENTS. Retail Ventures and DSW agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement and the Inter-Company Agreements.

            Section 3.2 FURTHER INSTRUMENTS. At the request of DSW, and without further consideration, Retail Ventures will execute and deliver, and will cause its applicable Subsidiaries to execute and deliver, to DSW such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as DSW may reasonably deem necessary or desirable in order to transfer, convey and assign to DSW and confirm DSW's title to any assets, rights and other things of value used in the operation of the DSW Business prior to the IPO Date or to be transferred to DSW pursuant to this Agreement, the Inter-Company Agreements or any document referred to therein, to put DSW in actual possession and operating control thereof and to permit DSW to exercise all rights with respect thereto (including, without limitation, rights under contracts and other arrangements as to which the consent of any third party to the transfer thereof shall not have previously been obtained); provided, however, that any such assets, rights or other things of value not reflected on the DSW Balance Sheet shall only be transferred against payment by DSW to Retail Ventures or its applicable Subsidiary of an amount equal to the book value thereof. At the request of Retail Ventures and without further consideration, DSW will execute and deliver to Retail Ventures and its Subsidiaries all instruments, assumptions, novations, undertakings, substitutions or other documents and take such other action as Retail Ventures may reasonably deem necessary or desirable in order to have DSW fully and unconditionally assume and discharge the DSW Liabilities. Except as hereinabove provided, neither Retail Ventures nor DSW shall be obligated, in connection with the foregoing, to expend money other than reasonable out-of-pocket expenses, attorneys' fees and recording or similar fees, unless reimbursed by the other Party. Furthermore, each Party, at the request of the other Party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

            Section 3.3 AGREEMENT FOR EXCHANGE OF INFORMATION.

                  (a) GENERALLY. Each of Retail Ventures and DSW agrees to provide, or cause to be provided, to the other, at any time, as soon as reasonably practicable after written request therefor, all reports and other Information regularly provided by one Party to the other Party to Retail Ventures prior to the IPO Date and any Information in the possession or under the control of such Party that the requesting Party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting Party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting Party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement, any Inter-Company Agreement or the Warrants or (iv) during the period from the IPO Date until the Distribution Date (the "Pre-Distribution Period") and thereafter to the extent such Information and cooperation is necessary to comply with such reporting, filing and disclosure obligations, for the preparation of financial statements or completing an audit, and as reasonably necessary to conduct the ongoing businesses of Retail Ventures or DSW, as the case may be; PROVIDED, HOWEVER, that in the event that any Party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the Parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. Each of Retail Ventures and DSW agree to make their respective personnel available to discuss the Information exchanged pursuant to this Section 3.3.

                  (b) INTERNAL ACCOUNTING CONTROLS; FINANCIAL INFORMATION. Except as otherwise provided in the Shared Services Agreement, after the IPO Date, (i) each Party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other Party to satisfy its reporting, tax return, accounting, audit and other obligations, and (ii) each Party shall provide, or cause to be provided, to the other Party and its Subsidiaries in such form as such requesting Party shall request, at no charge to the requesting Party, all financial and other data and information as the requesting Party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority. After the expiration of Retails Ventures' obligations to provide internal auditing and related services pursuant to the Shared Services Agreement, DSW shall be responsible its obligations under this Section 3.3(b).

                  (c) OWNERSHIP OF INFORMATION. Any Information owned by a Party that is provided to a requesting Party pursuant to this Section 3.3 shall be deemed to remain the property of the providing Party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.

                  (d) RECORD RETENTION. To facilitate the possible exchange of Information pursuant to this Section 3.3 and other provisions of this Agreement after the Distribution Date, each Party agrees to use its best efforts until the Distribution Date to retain all Information in its respective possession or control substantially in accordance with its respective record retention policies and/or practices as in effect on the IPO Date. However, except as set forth in the Tax Separation Agreement, at any time after the Distribution Date, each Party may amend its respective record retention policies at such Party's discretion; PROVIDED, HOWEVER, that if a Party desires to effect the amendment within three (3) years after the Distribution Date, the amending Party must give thirty (30) days prior written notice of such change in the policy to the other Party to this Agreement. No Party will destroy, or permit any of its Subsidiaries to destroy, any Information that exists on the IPO Date (other than Information that is permitted to be destroyed under the current respective record retention policies of each Party) and that falls under the categories listed in Section 3.3(a), without first notifying the other Party of the proposed destruction and giving the other Party the opportunity to take possession or make copies of such Information prior to such destruction.

                  (e) LIMITATION OF LIABILITY. Each Party will use its best efforts to ensure that Information provided to the other Party hereunder is accurate and complete; PROVIDED, HOWEVER, no Party shall have any liability to any other Party in the event that any Information exchanged or provided pursuant to this Section 3.3 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No Party shall have any liability to any other Party if any Information is destroyed or lost after the relevant Party has complied with the provisions of
Section 3.3(d).

                  (f) OTHER AGREEMENTS PROVIDING FOR EXCHANGE OF INFORMATION. The rights and obligations granted under this Section 3.3 are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of Information set forth in this Agreement and any Inter-Company Agreement.

                  (g) PRODUCTION OF WITNESSES; RECORDS; COOPERATION. After the IPO Date, except in the case of a legal or other proceeding by one Party against another Party, each Party hereto shall use its commercially reasonable efforts to make available to each other Party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of such Party as witnesses and any books, records or other documents within its control or which it otherwise has the ability to make available, to the extent that any such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any legal, administrative or other proceeding in which the requesting Party may from time to time be involved, regardless of whether such legal, administrative or other proceeding is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all costs and expenses in connection therewith.

            Section 3.4 AUDITORS AND AUDITS; FINANCIAL STATEMENTS; ACCOUNTING MATTERS.

      Each Party agrees that:

                  (a) SELECTION OF AUDITORS. Until the first Retail Ventures fiscal year end occurring after the Distribution Date, DSW shall provide Retail Ventures as much prior notice as reasonably practical of any change in its independent certified public accountants as of the Distribution Date ("DSW's Auditors") for purposes of providing an opinion on its consolidated financial statements.

                  (b) DATE OF AUDITORS' OPINION AND QUARTERLY REVIEWS. Until the first Retail Ventures fiscal year end occurring after the Distribution

Date and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, DSW shall use its best efforts to enable the DSW Auditors to complete their audit such that they will date their opinion on DSW's audited annual financial statements on the same date that Retail Ventures' independent certified public accountants ("Retail Ventures' Auditors") date their opinion on Retail Ventures' audited annual financial statements, and to enable Retail Ventures to meet its timetable for the printing, filing and public dissemination of Retail Ventures' annual financial statements. Until the first Retail Ventures fiscal year end occurring after the Distribution Date and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, DSW shall use its best efforts to enable the DSW Auditors to complete their annual audit and quarterly review procedures such that they will provide clearance on DSW's annual and quarterly financial statements on the same date that Retail Ventures' Auditors provide clearance on Retail Ventures' annual and quarterly financial statements.

                  (c) ANNUAL AND QUARTERLY FINANCIAL STATEMENTS. Until the Distribution Date, DSW shall not change its fiscal year and, until the Retail Ventures fiscal year end first occurring after the Distribution Date and thereafter to the extent necessary for the purpose of preparing financial statements or completing a financial statement audit, shall provide to Retail Ventures on a timely basis all Information that Retail Ventures reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of Retail Ventures' annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, DSW will provide all required financial Information with respect to DSW to DSW's Auditors in a sufficient and reasonable time and in sufficient detail to permit DSW's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to Retail Ventures' Auditors with respect to financial Information to be included or contained in Retail Ventures' annual, quarterly and monthly financial statements. Similarly, Retail Ventures shall provide to DSW on a timely basis all financial Information that DSW reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of DSW's annual, quarterly and monthly financial statements. Without limiting the generality of the foregoing, Retail Ventures will provide all required financial Information with respect to Retail Ventures and its Subsidiaries to DSW's Auditors in a sufficient and reasonable time and in sufficient detail to permit DSW's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to DSW's Auditors with respect to Information to be included or contained in DSW's annual and quarterly financial statements.

                  (d) CERTIFICATIONS AND ATTESTATIONS. Until the first Retail Ventures fiscal year end occurring after the Distribution Date and thereafter to the extent necessary for the timely filing by Retail Ventures of annual and quarterly reports under the Exchange Act, DSW shall cause its appropriate officers and employees to provide to Retail Ventures on a timely basis any certificates reasonably requested by Retail Ventures as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 to be filed with such annual and quarterly reports. For so long as Retail Ventures is providing accounting and financial services pursuant to the Shared Services Agreement and thereafter to the extent necessary for the timely filing by DSW of annual and quarterly reports under the Exchange Act, Retail Ventures shall cause its appropriate officers and employees to provide to DSW on a timely basis any certificates reasonably requested by DSW as support for the certifications and attestations required by Sections 302, 906 and 404 of the Sarbanes-Oxley Act of 2002 to be filed with such annual and quarterly reports.

                  (e) COMPLIANCE WITH LAWS, POLICIES AND REGULATIONS. Until the Distribution Date, DSW shall comply with all financial accounting and reporting rules, policies and directives of Retail Ventures, and fulfill all timing and reporting requirements, applicable to Retail Ventures' Subsidiaries that are consolidated with Retail Ventures for financial statement purposes. Without limiting the foregoing, DSW shall comply with all financial accounting and reporting rules and policies, and fulfill all timing and reporting requirements, under applicable federal securities laws and NYSE rules.

                  (f) IDENTITY OF PERSONNEL PERFORMING THE ANNUAL AUDIT AND QUARTERLY REVIEWS. Until the Distribution Date and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, DSW shall authorize DSW's Auditors to make available to Retail Ventures' Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of DSW and work papers related to the annual audits and quarterly reviews of DSW, in all cases within a reasonable time prior to DSW's Auditors' opinion date, so that Retail Ventures' Auditors are able to perform the procedures they consider necessary to take responsibility for the work of DSW's Auditors as it relates to Retail Ventures' Auditors' report on Retail Ventures' financial statements, all within sufficient time to enable Retail Ventures to meet its timetable for the printing, filing and public dissemination of Retail Ventures' annual and quarterly statements. Similarly, Retail Ventures shall authorize Retail Ventures' Auditors to make available to DSW's Auditors both the personnel who performed or will perform the annual audits and quarterly reviews of Retail Ventures and work papers related to the annual audits and quarterly reviews of Retail Ventures, in all cases within a reasonable time prior to Retail Ventures' Auditors' opinion date, so that DSW's Auditors are able to perform the procedures they consider necessary to take responsibility for the work of Retail Ventures' Auditors as it relates to DSW's Auditors' report on DSW's statements, all within sufficient time to enable DSW to meet its timetable for the printing, filing and public dissemination of DSW's annual and quarterly financial statements.

                  (g) ACCESS TO BOOKS AND RECORDS. Until the Distribution Date and thereafter to the extent such information and cooperation is necessary for the preparation of financial statements or completing a financial statements audit, all governmental audits are complete and the applicable statute of limitations for tax matters has expired, DSW shall provide Retail Ventures' internal auditors, counsel and other designated representatives of Retail Ventures access during normal business hours to (i) the premises of DSW and all Information (and duplicating rights) within the knowledge, possession or control of DSW and (ii) the officers and employees of DSW, so that Retail Ventures may conduct reasonable audits relating to the financial statements provided by DSW pursuant hereto as well as to the internal accounting controls and operations of DSW. Similarly, Retail Ventures shall provide DSW's internal auditors, counsel and other designated representatives of DSW access during normal business hours to (i) the premises of Retail Ventures and its Subsidiaries and all Information (and duplicating rights with respect thereto) within the knowledge, possession or control of Retail Ventures and its Subsidiaries and (ii) the officers and employees of Retail Ventures and its Subsidiaries, so that DSW may conduct reasonable audits relating to the financial statements provided by Retail Ventures pursuant hereto as well as to the internal accounting controls and operations of Retail Ventures and its Subsidiaries.

                  (h) NOTICE OF CHANGE IN ACCOUNTING PRINCIPLES. Until the Distribution Date and thereafter if a change in accounting principles by a Party hereto would affect the historical financial statements of the other Party, neither Party shall make or adopt any significant changes in its accounting estimates or accounting principles from those in effect on the IPO Date without first consulting with the other Party, and if requested by the other Party, such Party's independent public accountants with respect thereto. Retail Ventures shall give DSW as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the IPO Date. Retail Ventures will consult with DSW and, if requested by DSW, Retail Ventures will consult with DSW's independent public accountants with respect thereto.

                  (i) CONFLICT WITH THIRD-PARTY AGREEMENTS. Nothing in Section
3.3 or Section 3.4 shall require DSW to violate any agreement with any third party regarding the confidentiality of confidential and proprietary information relating to that third party or its business; PROVIDED, HOWEVER, that in the event that DSW is required under Section 3.3 or Section 3.4 to disclose any such Information, DSW shall use its best efforts to seek to obtain such third party's consent to the disclosure of such information.

            Section 3.5 CONFIDENTIALITY.

                  (a) For a period beginning on the IPO date and continuing until the second anniversary of the Distribution Date, Retail Ventures and DSW shall hold and shall cause each of their respective Subsidiaries to hold, and shall each cause their respective officers, employees, agents, consultants and advisors to hold, in strict confidence and not to disclose or release without the prior written consent of the other Party, any and all Confidential Information (as defined herein) concerning the other Party; PROVIDED, that the Parties may disclose, or may permit disclosure of, Confidential Information (i) to their respective Affiliated Companies, auditors, attorneys, financial advisors, bankers and other appropriate consultants and advisors who have a need to know such information and are informed of their obligation to hold such information confidential to the same extent as is applicable to the Parties hereto and in respect of whose failure to comply with such obligations, DSW or Retail Ventures, as the case may be, will be responsible or (ii) if the Parties or any of their respective Affiliated Companies are compelled to disclose any such Confidential Information by judicial or administrative process or, in the opinion of independent legal counsel, by other requirements of law. Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause
(ii) above, Retail Ventures or DSW, as the case may be, shall promptly notify the other of the existence of such request or demand and shall provide the other a reasonable opportunity to seek an appropriate protective order or other remedy, which both Parties will cooperate in obtaining. In the event that such appropriate protective order or other remedy is not obtained, the Party whose Confidential Information is required to be disclosed shall or shall cause the other Party to furnish, or cause to be furnished, only that portion of the Confidential Information that is legally required to be disclosed. As used in this Section 3.5:

                        (i) "Confidential Information" shall mean Confidential Business Information and Confidential Operational Information concerning one Party which, prior to or following the IPO Date, has been disclosed by Retail Ventures or its Subsidiaries on the one hand, or DSW or its Subsidiaries, on the other hand, in written, oral (including by recording), electronic, or visual form to, or otherwise has come into the possession of, the other, including pursuant to the access provisions of
      Section 3.3 or Section 3.4 hereof or any other provision of this Agreement (except to the extent that such Information can be shown to have been (x) in the public domain through no fault of such Party (or any Party's Subsidiary) or (y) later lawfully acquired from other sources by the Party (or any Party's Subsidiary) to which it was furnished; PROVIDED, HOWEVER, in the case of (y) that such sources did not provide such Information in breach of any confidentiality obligations).

                        (ii) "Confidential Operational Information" shall mean all proprietary operational information, data or material including, without limitation, (a) specifications, ideas and concepts for products and services, (b) quality assurance policies, procedures and specifications, (c) customer information, (d) computer software and derivatives thereof, (e) training materials and information and (f) all other know-how, methodology, procedures, techniques and trade secrets related to design and development.

                        (iii) "Confidential Business Information" shall mean all proprietary information, data or material other than Confidential Operational Information, including, but not limited to (a) proprietary earnings reports and forecasts, (b) proprietary macro-economic reports and forecasts, (c) proprietary business plans, (d) proprietary general market evaluations and surveys and (e) proprietary financing and credit-related information.

                  (b) Notwithstanding anything to the contrary set forth herein,
(i) Retail Ventures and its Subsidiaries, on the one hand, and DSW and its Subsidiary, on the other hand, shall be deemed to have satisfied their obligations hereunder with respect to Confidential Information if they exercise the same degree of care (but no less than a reasonable degree of care) as they take to preserve confidentiality for their own similar

Information and (ii) confidentiality obligations provided for in any agreement between Retail Ventures or its Subsidiaries, or DSW or any of its Subsidiaries, on the one hand, and any employee of Retail Ventures or any of its Subsidiaries, or DSW or any of its Subsidiaries, on the other hand shall remain in full force and effect. Confidential Information of Retail Ventures and its Subsidiaries, on the one hand, or DSW, on the other hand, in the possession of and used by the other as of the IPO Date may continue to be used by such Person in possession of the Confidential Information in and only in the operation of the business of Retail Ventures or the DSW Business, as the case may be, and may be used only so long as the Confidential Information is maintained in confidence and not disclosed in violation of Section 3.5(a). Such continued right to use may not be transferred to any third party unless the third party purchases all or substantially all of the business and assets in one transaction or in a series of related transactions for which or in which the relevant Confidential Information is used or employed. In the event that such right to use is transferred in accordance with the preceding sentence, the transferring Party shall not disclose the source of the relevant Confidential Information.

            Section 3.6 PRIVILEGED MATTERS.

                  (a) Retail Ventures and DSW agree that their respective rights and obligations to maintain, preserve, assert or waive any or all privileges belonging to either corporation or their Subsidiaries with respect to the DSW Business or the business of Retail Ventures, including but not limited to the attorney-client and work product privileges (collectively, "Privileges"), shall be governed by the provisions of this Section 3.6. With respect to Privileged Information of Retail Ventures (as defined below), Retail Ventures shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and DSW shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of Retail Ventures that could result in any waiver of any Privilege that could be asserted by Retail Ventures or any of its Subsidiaries under applicable law and this Agreement. With respect to Privileged Information of DSW (as defined below) arising after the IPO Date, DSW shall have sole authority in perpetuity to determine whether to assert or waive any or all Privileges, and Retail Ventures shall take no action (nor permit any of its Subsidiaries to take action) without the prior written consent of DSW that could result in any waiver of any Privilege that could be asserted by DSW or any of its Subsidiaries under applicable law and this Agreement. The rights and obligations created by this Section 3.6 shall apply to all Information as to which Retail Ventures or DSW or their respective Subsidiaries would be entitled to assert or has asserted a Privilege without regard to the effect, if any, of the Distribution ("Privileged Information"). Privileged Information of Retail Ventures includes but is not limited to (i) any and all Information regarding the business of Retail Ventures and its Subsidiaries (other than the DSW Business; PROVIDED that DSW has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information), whether or not it is in the possession of DSW or any of its Subsidiaries; (ii) all communications subject to a Privilege between counsel for Retail Ventures (including in-house counsel) and any person who, at the time of the communication, was an employee of Retail Ventures, regardless of whether such employee is or becomes an employee of DSW or any of its Subsidiaries and
(iii) all Information generated, received or arising after the IPO Date that refers or relates to

Privileged Information of Retail Ventures generated, received or arising prior to the IPO Date. Privileged Information of DSW includes but is not limited to
(x) any and all Information regarding the DSW Business, whether or not it is in the possession of Retail Ventures or any of its Subsidiaries; PROVIDED that DSW has assumed and will be liable on or after the IPO Date for any liability or claim arising with respect to such Information; (y) all communications subject to a Privilege occurring after the IPO Date between counsel for the DSW Business (including in-house counsel and former in-house counsel who are employees of Retail Ventures) and any person who, at the time of the communication, was an employee of DSW, regardless of whether such employee was, is or becomes an employee of Retail Ventures or any of its Subsidiaries and (z) all Information generated, received or arising after the IPO Date that refers or relates to Privileged Information of DSW generated, received or arising after the IPO Date.

                  (b) Upon receipt by Retail Ventures or DSW, as the case may be, of any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other or if Retail Ventures or DSW, as the case may be, obtains knowledge that any current or former employee of Retail Ventures or DSW, as the case may be, has received any subpoena, discovery or other request from any third party that actually or arguably calls for the production or disclosure of Privileged Information of the other, Retail Ventures or DSW, as the case may be, shall promptly notify the other of the existence of the request and shall provide the other a reasonable opportunity to review the Information and to assert any rights it may have under this Section 3.6 or otherwise to prevent the production or disclosure of Privileged Information. Retail Ventures or DSW, as the case may be, will not produce or disclose to any third party any of the other's Privileged Information under this Section 3.6 unless (a) the other has provided its express written consent to such production or disclosure or (b) a court of competent jurisdiction has entered an order not subject to interlocutory appeal or review finding that the Information is not entitled to protection from disclosure under any applicable privilege, doctrine or rule.

                  (c) Retail Ventures' transfer of books and records pertaining to the DSW Business and other Information to DSW, if any, Retail Ventures' agreement to permit DSW to obtain Information existing prior to the IPO Date, DSW's transfer of books and records and other Information pertaining to Retail Ventures, if any, and DSW's agreement to permit Retail Ventures to obtain Information existing prior to the IPO Date are made in reliance on Retail Ventures' and DSW's respective agreements, as set forth in Section 3.5 and this
Section 3.6, to maintain the confidentiality of such Information and to take the steps provided herein for the preservation of all Privileges that may belong to or be asserted by Retail Ventures or DSW, as the case may be. The access to Information, witnesses and individuals being granted pursuant to Section 3.3 and
Section 3.4 and the disclosure to DSW and Retail Ventures of Privileged Information relating to the DSW Business or the business of Retail Ventures pursuant to this Agreement shall not be asserted by Retail Ventures or DSW to constitute, or otherwise deemed, a waiver of any Privilege that has been or may be asserted under this Section 3.6 or otherwise. Nothing in this Agreement shall operate to reduce, minimize or condition the rights granted to Retail Ventures and DSW in, or the obligations imposed upon Retail Ventures and DSW by, this
Section 3.6.

            Section 3.7 MAIL AND OTHER COMMUNICATIONS. After the IPO Date, each of Retail Ventures and DSW may receive mail, facsimiles, packages and other communications properly belonging to the other. Accordingly, at all times after the IPO Date, each of Retail Ventures and DSW authorizes the other to receive and open all mail, telegrams, packages and other communications received by it and not unambiguously intended for the other Party or any of the other Party's officers or directors, and to retain the same to the extent that they relate to the business of the receiving Party or, to the extent that they do not relate to the business of the receiving Party, the receiving Party shall promptly deliver such mail, telegrams, packages or other communications, including, without limitation, notices of any liens or encumbrances on any asset transferred to DSW in connection with its separation from Retail Ventures, (or, in case the same relate to both businesses, copies thereof) to the other Party as provided for in
Section 7.5 hereof. The provisions of this Section 3.7 are not intended to, and shall not, be deemed to constitute an authorization by either Retail Ventures or DSW to permit the other to accept service of process on its behalf and neither Party is or shall be deemed to be the agent of the other for service of process purposes.

            Section 3.8 EMPLOYMENT MATTERS.

                  (a) For a period of two years following the IPO Date, neither the Retail Ventures Group nor the DSW Group will, directly or indirectly, solicit active employees of the other without its consent; PROVIDED that each Party agrees to give such consent if it believes, in good faith, that consent is necessary to avoid the resignation of an employee from one Party that the other Party would wish to employ.

                  (b) All outstanding options to purchase shares of Retail Ventures and all other Retail Ventures equity awards held by DSW Group employees at the IPO Date will continue to be outstanding until the earlier of (i) the date the option or award is exercised or expires under the terms of the award agreement or (ii) the date the DSW Group employee is deemed to have "terminated" as defined in the plan under which the award was granted or, if later, the end of any post-termination exercise period specified in the award agreement or by the plans' administrative committees.

            Section 3.9 PAYMENT OF EXPENSES. Except as otherwise provided in this Agreement, the Inter-Company Agreements or any other agreement between the Parties relating to the IPO or the Distribution, (i) all costs and expenses of the Parties hereto in connection with the IPO (including costs associated with drafting this Agreement, the Inter-Company Agreements and the documents relating to the formation of DSW) shall be paid by DSW; (ii) all costs and expenses of the Parties hereto in connection with the Distribution shall be paid by DSW; and
(iii) all costs and expenses of the Parties hereto in connection with any matter not relating to the IPO or the Distribution shall be paid by the Party which incurs such cost or expense. Notwithstanding the foregoing, DSW and Retail Ventures shall each be responsible for their own internal fees, costs and expenses (e.g., salaries of personnel) incurred in connection with the IPO and the Distribution.

            Section 3.10 DISPUTE RESOLUTION.

                  (a) Any dispute, controversy or claim arising out of or relating to this Agreement or the Inter-Company Agreements, other than the Tax Separation Agreement, or the breach, termination or validity thereof ("Dispute") which arises between the Parties shall first be negotiated between appropriate senior executives of each Party who shall have the authority to resolve the matter. Such executives shall meet to attempt in good faith to negotiate a resolution of the Dispute prior to pursuing other available remedies, within ten
(10) days of receipt by a Party of notice of a Dispute, which date of receipt shall be referred to herein as the "Dispute Resolution Commencement Date." Discussions and correspondence relating to trying to resolve such Dispute shall be treated as confidential information developed for the purpose of settlement and shall be exempt from discovery or production and shall not be admissible in any subsequent proceeding between the Parties.

                  (b) If the senior executives are unable to resolve the Dispute within sixty (60) days from the Dispute Resolution Commencement Date, then, the Dispute will be submitted to the Board of Directors of each Party. Representatives of each Board shall meet as soon as practicable to attempt in good faith to negotiate a resolution of the Dispute.

                  (c) If the representatives of the Boards of Directors are unable to resolve the Dispute within one hundred twenty (120) days from the Dispute Resolution Commencement Date, on the request of any Party, the Dispute will be mediated by a mediator appointed pursuant to the mediation rules of the American Arbitration Association ("AAA"). Both Parties will share the administrative costs of the mediation and the mediator's fees and expenses equally, and each Party shall bear all of its other costs and expenses related to the mediation, including but not limited to attorney's fees, witness fees, and travel expenses. The mediation shall take place in Franklin County, Ohio or in whatever alternative forum on which the Parties may agree.

                  (d) Any Dispute which the Parties cannot resolve through mediation within forty-five days of the appointment of the mediator, shall at the request of any Party be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the AAA in Franklin County, Ohio. There shall be three (3) neutral arbitrators of whom Retail Ventures shall appoint one and DSW shall appoint one within 30 days of the receipt by the respondent of the demand for arbitration. The two arbitrators so appointed shall select the chair of the arbitral tribunal within 30 days of the appointment of the second arbitrator. If any arbitrator is not appointed within the time limit provided herein, such arbitrator shall be appointed by the AAA by using a list striking and ranking procedure in accordance with its rules. Any arbitrator appointed by the AAA shall be a retired judge or a practicing attorney with no less than fifteen (15) years of experience and an experienced arbitrator. The prevailing Party in such arbitration shall be entitled to be awarded its expenses, including its share of administrative and arbitrator fees and expenses and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrators shall be final and binding on the Parties and may be enforced in any court of competent jurisdiction.

                  (e) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue a pre-arbitral injunction, pre-arbitral attachment, or other order in aid of arbitration proceedings and the enforcement of any award. Without prejudice to such provisional remedies as may be available under the jurisdiction of a court, the arbitral tribunal shall have full authority to grant provisional remedies or modify or vacate any temporary or preliminary relief issued by a court, to issue an award for temporary or permanent injunctive relief (including specific performance) and to award damages for the failure of any Party to respect the arbitral tribunal's orders to that effect.

                  (f) Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement and each Inter-Company Agreement during the course of dispute resolution pursuant to the provisions of this Section 3.10 with respect to all matters not subject to such dispute, controversy or claim.

            Section 3.11 GOVERNMENTAL APPROVALS. To the extent that any of the transactions contemplated by this Agreement requires any Governmental Approvals, the Parties will use their best efforts to obtain any such Governmental Approvals.

            Section 3.12 NO REPRESENTATION OR WARRANTY.

                  (a) Retail Ventures does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                        (i) the value of any asset or thing of value transferred, or to be transferred, to DSW;

                        (ii) the freedom from encumbrance of any asset or thing of value transferred, or to be transferred, to DSW; PROVIDED, HOWEVER, that Retail Ventures agrees to notify DSW promptly in the event Retail Ventures receives any notice or claim of any encumbrance on or against any asset or thing of value transferred, or to be transferred, to DSW;

                        (iii) the absence of defenses or freedom from counterclaims with respect to any claim transferred, or to be transferred, to DSW; PROVIDED, HOWEVER, that neither Retail Ventures nor its Subsidiaries have any counterclaims with respect to any claim transferred, or to be transferred, to DSW; or

                        (iv) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

      Except as may expressly be set forth herein or in any Inter-Company Agreement, all assets transferred, or to be transferred, to DSW have been, or shall be, as the case may be, transferred "AS IS, WHERE IS" and DSW shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in DSW good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

                  (b) DSW does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

                        (i) the value of any asset or thing of value transferred, or to be transferred, to Retail Ventures:

                        (ii) the freedom from encumbrance of any asset or thing of value transferred, or to be transferred, to Retail Ventures; PROVIDED, HOWEVER, that DSW agrees to notify Retail Ventures promptly in the event DSW receives any notice or claim of any encumbrance on or against any asset or thing of value transferred, or to be transferred, to Retail Ventures;

                        (iii) the absence of defenses or freedom from counterclaims with respect to any claim transferred, or to be transferred, to Retail Ventures; PROVIDED, HOWEVER, that neither DSW nor its Subsidiaries have any counterclaims with respect to any claim transferred, or to be transferred, to Retail Ventures; or

                        (iv) the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

      Except as may expressly be set forth herein or in any Inter-Company Agreement, all assets transferred, or to be transferred, to Retail Ventures have been, or shall be, as the case may be, transferred "AS IS, WHERE IS" and Retail Ventures shall bear the economic and legal risk that any conveyance shall prove to be insufficient to vest in Retail Ventures good and marketable title, free and clear of any lien, claim, equity or other encumbrance.

            Section 3.13 COMPLIANCE WITH LEGAL POLICIES

                  (a) For so long as Retail Ventures is providing legal services under the Shared Services Agreement, DSW shall comply with all policies and directives identified by Retail Ventures as critical to legal and regulatory compliance; PROVIDED, HOWEVER, that nothing contained herein shall require compliance with policies or directives that, in the opinion of counsel to DSW, do nor comply with then applicable law. Until the Distribution Date, DSW shall not adopt policies or directives relating to legal or regulatory compliance that are inconsistent with the policies and directives identified by of Retail Ventures as critical to legal and regulatory compliance PROVIDED, HOWEVER, that nothing contained herein shall prevent adoption of policies or directives that, in the opinion of counsel to DSW, are necessary or desirable to comply with then applicable law.

                  (b) For so long as Retail Ventures is providing services under the Shared Services Agreement, it will take reasonable steps to assure that the employees providing such services comply with all policies and directives identified by DSW as critical to legal and regulatory compliance that are applicable to such employees.

            Section 3.14 DEBT REORGANIZATION RELATED DOCUMENTS. For so long as any of the Warrants are outstanding, DSW will not, except with the prior written consent of Retail Ventures, take any action that would: (a) result in an adjustment of the DSW Stock Exercise Amount or the DSW Stock Purchase Price (as defined in the Warrants) or (b) reduce Retail Ventures' ownership below fifty-five percent (55%) of the value of the issued and outstanding Common Shares.

            Section 3.15 NORTHLAND. Retail Ventures is a party to a certain lease agreement dated as of September 30, 2003 (but effective February 1, 2004), between Northland Associates LLC, as landlord, and Retail Ventures, as tenant (the "Lease") and to a certain sublease dated April 1, 2005, between Retail Ventures as sublessor and the State of Ohio acting by and through the Department of Administrative Services as sublessee (the "Sublease"). Both the Lease and Sublease relate to property located at 1649 Morse Road, Columbus, Ohio ("Northland"), which, at one time, was intended to serve as new corporate offices for DSW. Retail Ventures expended significant sums at Northland, primarily in anticipation of its use by DSW, which sums are capitalized on the books and records of Retail Ventures and will not be transferred to DSW. Retail Ventures is and will remain liable for each and every obligation of the tenant under the Lease and the sublessor under the Sublease and such obligations are not DSW Liabilities. The foregoing notwithstanding, for so long as the Lease is in effect:

                  (a) Retail Ventures shall prepare a monthly and annual accounting of the revenues and expenses associated with Northland, the Lease and the Sublease (the "Northland Accounting"), on the basis of generally accepted accounting principles consistent with past Retail Ventures' practices; and the net profit or loss so determined will be allocated two-thirds (2/3) to DSW and one third (1/3) to Retail Ventures.

                  (b) Not later than ten (10) days after the end of each month and ninety (90) days after the end of each fiscal year, Retail Ventures will deliver a copy of the Northland Accounting to DSW, together with payment of an amount equal to the profit allocated to DSW or an invoice for reimbursement of an amount equal to the loss allocated to DSW, as the case may be. The fiscal year end Northland Accounting will reflect monthly settlements during the preceding accounting periods.

                  (c) The foregoing notwithstanding, Retail Ventures may, at its option, set off an amount equal to the profit or loss allocated to DSW against any amounts owed to Retail Ventures by DSW or to DSW by Retail Ventures, as the case may be, under any of the Inter-Company Agreements.

                  (d) The provisions of the second sentence of Section 3.4(g) hereof shall continue to apply to the extent necessary for DSW to conduct reasonable audits of the Northland Accounting.

            Section 3.16 GUARANTEES. Each Party agrees that it will not renew or extend any lease, contract or agreement guaranteed by the other party without the consent of the guaranteeing Party.

            Section 3.17 RUN-OFF OF ACCOUNTS. The Parties recognize that certain accrued expenses, accounts payable and other Liabilities reflected on the DSW Balance Sheet that were incurred in the ordinary course of business prior to the IPO will continue to be billed to Retail Ventures after the IPO Date. Retail Ventures will pay all such DSW Liabilities in a manner substantially similar to and consistent with the payment practices used prior to the Offering Date and will invoice or notify DSW, on a weekly basis in a manner substantially similar to and consistent with the billing practices used prior to the Offering Date (except as otherwise agreed), of the amounts so paid. DSW agrees to promptly reimburse Retail Ventures for all such payments in a manner substantially similar to and consistent with the payment practices used prior to the Offering Date.

                                   ARTICLE IV
                               REGISTRATION RIGHTS

            Section 4.1 DEMAND REGISTRATION.

                  (a) The Holders shall have the right after the IPO Date to request in writing (a "Request") (which request shall specify the Registrable Securities intended to be disposed of by such Holders and the intended method of distribution thereof, including in a Rule 415 Offering, if DSW is then eligible to register such Registrable Securities on Form S-3 (or a successor form) for such offering) that DSW register such portion of such Holders' Registrable Securities as shall be specified in the Request (a "Demand Registration") by filing with the Commission, as soon as practicable thereafter, but not later than the 30th day (or the 45th day if the applicable registration form is other than Form S-3) after the receipt of such a Request by DSW, a registration statement (a "Demand Registration Statement") covering such Registrable Securities, and DSW shall use its best efforts to have such Demand Registration Statement declared effective by the Commission as soon as practicable thereafter, but in no event later than the 75th day (or the 90th day if the applicable registration form is other than Form S-3) after the receipt of such a Request, and to keep such Demand Registration Statement Continuously Effective for a period of at least twenty-four (24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the date on which such Demand Registration Statement is declared effective (or for such shorter period which will terminate when all of the Registrable Securities covered by such Demand Registration Statement shall have been sold pursuant thereto), including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the Demand Registration Statement or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the Demand Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by DSW for such Demand Registration Statement or by the Securities Act, the Exchange Act, any state securities or blue sky laws, or any rules and regulations thereunder; PROVIDED that such period during which the Demand Registration Statement shall remain Continuously Effective shall, in the case of an Underwritten Offering, be extended for such period (if any) as the underwriters shall reasonably require, including to satisfy, in the judgment of counsel to the underwriters, any prospectus delivery requirements imposed by applicable law.

                  (b) DSW shall not be obligated to effect more than one (1) Demand Registration in any calendar year. For purposes of the preceding sentence, a Demand Registration shall not be deemed to have been effected (and, therefore, not requested for purposes of paragraph (a) above), (i) unless a Demand Registration Statement with respect thereto has become effective, (ii) if after such Demand Registration Statement has become effective, the offer, sale or distribution of Registrable Securities thereunder is prevented by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason not attributable to any Holder and such effect is not thereafter eliminated or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied or waived other than by reason of a failure on the part of any Holder. If DSW shall have complied with its obligations under ARTICLE IV, a right to a Demand Registration pursuant to this Section 4.1 shall be deemed to have been satisfied upon the earlier of (x) the date as of which all of the Registrable Securities included therein shall have been sold to the underwriters or distributed pursuant to the Demand Registration Statement and (y) the date as of which such Demand Registration shall have been Continuously Effective for a period of at least twenty-four (24) months, in the case of a Rule 415 Offering, or, in all other cases, for a period of at least 180 days following the effectiveness of such Demand Registration Statement.

                  (c) Any request made pursuant to this Section 4.1 shall be addressed to the attention of the secretary of DSW, and shall specify (i) the number of Registrable Securities to be registered (which shall be not less than the lesser of (x) 5% of the total number of Registrable Securities outstanding or (y) the remaining balance of the Registrable Securities then held by the Holders.

                  (d) DSW may not include in a Demand Registration pursuant to
Section 4.1 hereof shares of DSW Capital Stock for the account of DSW or any subsidiary of DSW, but, if and to the extent required by a contractual obligation, may, subject to compliance with Section 4.1(e), include shares of DSW Capital Stock for the account of any other Person who holds shares of DSW Capital Stock entitled to be included therein; PROVIDED, HOWEVER, that if the Underwriters' Representative of any offering described in this Section 4.1 shall have informed DSW in writing that in its judgment there is a Maximum Number of shares of DSW Capital Stock that all Holders and any other Persons desiring to participate in such Registration may include in such offering, then DSW shall include in such Demand Registration all Registrable Securities requested to be included in such registration by the Holders together with up to such additional number of shares of DSW Capital Stock that any other Persons entitled to participate in such registration desire to include in such registration up to the Maximum Number that the Underwriters' Representative has informed DSW may be included in such registration without materially and adversely affecting the success or pricing of such offering; PROVIDED that the number of shares of DSW Capital Stock to be offered for the account of all such other Persons participating in such registration shall be reduced in a manner determined by DSW in its sole discretion.

                  (e) No Holder may participate in any Underwritten Offering under Section 4.1 hereof and no other Person shall be permitted to participate in any such offering pursuant to Section 4.1 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under Section 4.1 hereof, each participating Holder and DSW and, except in the case of a Rule 415 Offering hereof, each other Person shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefits of the underwriters; PROVIDED that the Holders shall not be required to make representations and warranties with respect to DSW or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

            Section 4.2 PIGGYBACK REGISTRATION.

                  (a) In the event that DSW at any time after the IPO Date proposes to register any of its DSW Capital Stock, any other of its equity securities or securities convertible into or exchangeable for its equity securities (collectively, including DSW Capital Stock, "Other Securities") under the Securities Act, either in connection with a primary offering for cash for the account of DSW, a secondary offering or a combined primary and secondary offering, DSW will each time it intends to effect such a registration, give written notice (a "Company Notice") to all Holders of Registrable Securities at least ten (10) business days prior to the initial filing of a registration statement with the Commission pertaining thereto, informing such Holders of its intent to file such registration statement and of the Holders' right to request the registration of the Registrable Securities held by the Holders. Upon the written request of the Holders made within seven (7) business days after any such Company Notice is given (which request shall specify the Registrable Securities intended to be disposed of by such Holder and, unless (i) the Registrable Securities intended to be disposed of are Class A Common Shares and
(ii) the applicable registration is intended to effect a primary offering of Class A common shares for cash for the account of DSW, the intended distribution thereof), DSW will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which DSW has been so requested to register by the Holders to the extent required to permit the disposition (in accordance with the intended methods of distribution thereof or, in the case of a registration which is intended to effect a primary offering for cash for the account of DSW, in accordance with DSW's intended method of distribution) of the Registrable Securities so requested to be registered, including, if necessary, by filing with the Commission a post-effective amendment or a supplement to the registration statement filed by DSW or the related prospectus or any document incorporated therein by reference or by filing any other required document or otherwise supplementing or amending the registration statement filed by DSW, if required by the rules, regulations or instructions applicable to the registration form used by DSW for such registration statement or by the Securities Act, any state securities or blue sky laws, or any rules and regulations thereunder; PROVIDED, HOWEVER, that if, at any time after giving written notice of its intention to register any Other Securities and prior to the Effective Date of the registration statement filed in connection with such registration, DSW shall determine for any reason not to register or to delay such registration of the Other Securities, DSW shall give written notice of such determination to each Holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, DSW shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses incurred in connection therewith or from DSW's obligations with respect to any subsequent registration) and (ii) in the case of a determination to delay such registration, DSW shall be permitted to delay registration of any Registrable Securities requested to be included in such registration statement for the same period as the delay in registering such Other Securities.

                  (b) If, in connection with a Registration Statement pursuant to this Section 4.2, the Underwriters' Representative of the offering registered thereon shall inform DSW in writing that in its opinion there is a Maximum Number of shares of DSW Capital Stock that may be included therein and if such Registration Statement relates to an offering initiated by DSW of Common Shares being offered for the account of DSW, DSW shall include in such registration:
(i) first, the number of shares DSW proposes to offer ("Company Securities"),
(ii) second, up to the full number of Registrable Securities held by Holders of Registrable Securities that are requested to be included in such registration (Registrable Securities that are so held being sometimes referred to herein as "Retail Ventures Securities") to the extent necessary to reduce the respective total number of shares of DSW Capital Stock requested to be included in such offering to the Maximum Number recommended by such Underwriters' Representative (and in the event that such Underwriters' Representative advises that less than all of such Retail Ventures Securities may be included in such offering, the Holders of Registrable Securities may withdraw their request for registration of their Registrable Securities under this Section 4.2 and not less than 90 days subsequent to the Effective Date of the registration statement for the registration of such Other Securities request that such registration be effected as a registration under Section 4.1 to the extent permitted thereunder) and
(iii) third, up to the full number of the Other Securities (other than Company Securities), if any, in excess of the number of Company Securities and Retail Ventures Securities to be sold in such offering to the extent necessary to reduce the respective total number of shares of DSW Capital Stock requested to be included in such offering to the Maximum Number recommended by such Underwriters' Representative (and, if such number is less than the full number of such Other Securities, such number shall be allocated pro rata among the holders of such Other Securities (other than Company Securities) on the basis of the number of securities requested to be included therein by each such holder).

                  (c) If, in connection with a Registration Statement pursuant to this Section 4.2, the Underwriters' Representative of the offering registered thereon shall inform DSW in writing that in its opinion there is a Maximum Number of shares of DSW Capital Stock that may be included therein and if such Registration Statement relates to an offering initiated by any Person other than DSW (the "Other Holders"), DSW shall include in such registration the number of securities (including Registrable Securities) that such underwriters advise can be so sold without adversely affecting such offering, allocated pro rata among the Other Holders and the Holders of Registrable Securities on the basis of the number of securities (including Registrable Securities) requested to be included therein by each Other Holder and Holder of Registrable Securities.

                  (d) No Holder may participate in any Underwritten Offering under Section 5.2 hereof and no other Person shall be permitted to participate in any such offering pursuant to Section 5.2 hereof unless it completes and executes all customary questionnaires, powers of attorney, custody agreements, underwriting agreements and other customary documents required under the customary terms of such underwriting arrangements. In connection with any Underwritten Offering under Section 5.2 hereof, each participating Holder and DSW and each other Person shall be a party to the underwriting agreement with the underwriters and may be required to make certain customary representations and warranties and provide certain customary indemnifications for the benefits of the underwriters; PROVIDED that the Holders shall not be required to make representations and warranties with respect to DSW or their business and operations and shall not be required to agree to any indemnity or contribution provisions less favorable to them than as are set forth herein.

                  (e) DSW shall not be required to effect any registration of Registrable Securities under this Section 4.2 incidental to the registration of any of its securities in connection with DSW's issuance of registered shares of DSW Capital Stock in mergers, acquisitions, reorganizations, exchange offers, subscription offers, dividend reinvestment plans or stock option or other executive or employee benefit or compensation plans.

                  (f) The registration rights granted pursuant to the provisions of this Section 4.2 shall be in addition to the registration rights granted pursuant to Section 4.1. No registration of Registrable Securities effected under this Section 4.2 shall relieve DSW of its obligation to effect a registration of Registrable Securities pursuant to Section 4.1.

            Section 4.3 EXPENSES. Except as provided herein, DSW shall pay all Registration Expenses in connection with all registrations of Registrable Securities.

Notwithstanding the foregoing, each Holder of Registrable Securities and DSW shall be responsible for its own internal administrative and similar costs, which shall not constitute Registration Expenses.

            Section 4.4 BLACKOUT PERIOD. DSW shall be entitled to elect that a Registration Statement not be usable, or that the filing thereof be delayed beyond the time otherwise required, for a reasonable period of time (a "Blackout Period"), if DSW determines in good faith that the registration and distribution of Registrable Securities (or the use or filing of the IPO Registration Statement or related prospectus) would interfere with any pending material financing, merger, acquisition, consolidation, recapitalization, corporate reorganization or any other material corporate development involving DSW or any of its Subsidiaries or would require premature disclosure thereof that would be detrimental to DSW and promptly gives the Holders of Registrable Securities written notice of such determination, and if requested by Holders and to the extent such action would not violate applicable law, DSW will promptly deliver to the Holders a general statement of the reasons for such postponement or restriction on use and to the extent practicable an approximation of the anticipated delay.

            Section 4.5 SELECTION OF UNDERWRITERS. If any Rule 415 Offering or any offering pursuant to a Demand Registration Statement is an Underwritten Offering, Retail Ventures will select a managing underwriter or underwriters to administer the offering, which managing underwriter shall be reasonably satisfactory to DSW. DSW shall have the right to select a managing underwriter or underwriters to administer any Underwritten Offering contemplated by Section 5.2.

            Section 4.6 OBLIGATIONS OF DSW. If and whenever DSW is required to effect the registration of any Registrable Securities under the Securities Act as provided in this ARTICLE IV, DSW shall as promptly as practicable:

                  (a) prepare, file and use its best efforts to cause to become effective a registration statement under the Securities Act relating to the Registrable Securities to be offered;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities until the earlier of (i) such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement and
(ii) the expiration of one hundred eighty (180) days after such registration statement becomes effective; PROVIDED, that such one hundred eighty (180) day period shall be extended for such number of days that equals the number of days elapsing from (x) the date the written notice contemplated by paragraph (f) below is given by DSW to (y) the date on which DSW delivers to Holders of Registrable Securities the supplement or amendment contemplated by paragraph (f) below;

                  (c) furnish to Holders of Registrable Securities and to any underwriter of such Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as Holders of Registrable Securities or such underwriter may reasonably request, and a copy of any and all transmittal letters or other correspondence to or received from the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                  (d) use its best efforts to register or qualify all Registrable Securities covered by such registration statement under the securities or blue sky laws of such jurisdictions as the Holders of such Registrable Securities or any underwriter to such Registrable Securities shall request, and use its best efforts to obtain all appropriate registrations, permits and consents in connection therewith, and do any and all other acts and things which may be necessary or advisable to enable the Holders of Registrable Securities or any such underwriter to consummate the disposition in such jurisdictions of its Registrable Securities covered by such registration statement; PROVIDED, that DSW shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any such jurisdiction wherein it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) (i) use its best efforts to furnish to each Holder of Registrable Securities included in such registration (each, a "Selling Holder") and to any underwriter of such Registrable Securities an opinion of counsel for DSW addressed to each Selling Holder and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the Effective Date of the registration statement) and (ii) use its best efforts to furnish to each Selling Holder a "cold comfort" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the financial statements of DSW included in such registration statement, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                  (f) as promptly as practicable, notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration made pursuant to Section 4.1 or Section 4.2 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of the Selling Holders prepare and furnish to the Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                  (g) if reasonably requested by the lead or managing underwriters, use its best efforts to list all such Registrable Securities covered by such registration on each securities exchange and automated inter-dealer quotation system on which a class of common equity securities of DSW is then listed;

                  (h) to the extent reasonably requested by the lead or managing underwriters, send appropriate officers of DSW to attend any "road shows" scheduled in connection with any such registration, with all out-of-pocket costs and expense incurred by DSW or such officers in connection with such attendance to be paid by DSW;

                  (i) furnish or cause to be furnished for delivery in connection with the closing of any offering of Registrable Securities pursuant to a registration effected pursuant to Section 4.1 or Section 4.2 unlegended certificates representing ownership of the Registrable Securities being sold in such denominations as shall be requested by the Selling Holders or the underwriters; and

                  (j) use its best efforts to take all other reasonable and customary steps typically taken by issuers to effect the registration and disposition of such Registrable Securities as contemplated hereby.

            Section 4.7 OBLIGATIONS OF SELLING HOLDERS. Each Selling Holder agrees by having its securities treated as Registrable Securities hereunder that, upon receipt of written notice from DSW specifying that the prospectus relating to a registration made pursuant to Section 4.1 or Section 4.2 contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading due to the occurrence of any event, such Selling Holder will forthwith discontinue disposition of Registrable Securities until such Selling Holder is advised by DSW that the use of the prospectus may be resumed and is furnished with a supplemented or amended prospectus as contemplated by Section 4.6(f) hereof, and, if so directed by DSW, such Selling Holder will deliver to DSW all copies of the prospectus covering such Registrable Securities then in such Selling Holder's possession at the time of receipt of such notice.

            Section 4.8 UNDERWRITING; DUE DILIGENCE.

                  (a) If requested by the underwriters for any Underwritten Offering of Registrable Securities pursuant to a registration requested under this ARTICLE IV, DSW shall enter into an underwriting agreement in a form reasonably satisfactory to DSW with such underwriters for such offering, which agreement will contain such representations and warranties by DSW and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 4.9, and agreements as to the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 4.6(e). The Selling Holders on whose behalf the Registrable Securities are to be distributed by such underwriters shall be a party to any such underwriting agreement and the representations and warranties by, and the other agreements on the part of, DSW to and for the benefit of such underwriters, shall also be made to and for the benefit of such Selling Holders. Such underwriting agreement shall also contain such representations and warranties by such Selling Holders and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnification and contribution provisions substantially to the effect and to the extent provided in Section 4.9.

                  (b) In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to this ARTICLE IV, DSW shall give the Holders of such Registrable Securities and the underwriters, if any, and their respective counsel and accountants, such reasonable and customary access to its books and records and such opportunities to discuss the business of DSW with its officers and the independent public accountants who have certified the financial statements of DSW as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act; PROVIDED, that such Holders and the underwriters and their respective counsel and accountants shall use their reasonable best efforts to coordinate any such investigation of the books and records of DSW and any such discussions with DSW's officers and accountants so that all such investigations occur at the same time and all such discussions occur at the same time.

            Section 4.9 INDEMNIFICATION AND CONTRIBUTION.

                  (a) In the case of each offering of Registrable Securities made pursuant to this ARTICLE IV, DSW agrees to indemnify and hold harmless, to the extent permitted by law, each Selling Holder, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing Persons within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs (including reasonable attorney's fees and disbursements), claims and damages, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement by DSW or alleged untrue statement by DSW of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by DSW or at its direction, or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission by DSW or alleged omission by DSW to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, that DSW shall not be liable to any Person in any such case to the extent that any such loss, liability, cost, claim or damage arises out of or relates to any untrue statement or alleged untrue statement, or any omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to a Selling Holder or another holder of securities included in such registration statement furnished to DSW by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in the registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document, or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Selling Holder or any other holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that DSW may otherwise have to each Selling Holder, or other holder or underwriter of the Registrable Securities or any controlling person of the foregoing and the officers, directors, affiliates, employees and agents of each of the foregoing; PROVIDED, further, that, in the case of an offering with respect to which a Selling Holder has designated the lead or managing underwriters (or a Selling Holder is offering Registrable Securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim or damage arising out of or relating to any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or such Selling Holder or other holder, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

                  (b) In the case of each offering made pursuant to this Agreement, each Selling Holder, by exercising its registration rights hereunder, agrees to indemnify and hold harmless, and to cause each underwriter of Registrable Securities included in such offering (in the same manner and to the same extent as set forth in Section 4.9(a)) to agree to indemnify and hold harmless to the extent permitted by law, DSW, each other underwriter who participates in such offering, each other Selling Holder or other holder with securities included in such offering and in the case of an underwriter, such Selling Holder or other holder, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act and the officers, directors, affiliates, employees and agents of each of the foregoing, against any and all losses, liabilities, costs, claims and damages to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, insofar as such losses, liabilities, costs, claims and damages (or actions or proceedings in respect thereof, whether or not such indemnified Person is a party thereto) arise out of or are based upon any untrue statement or alleged untrue statement by such Selling Holder or underwriter, as the case may be, of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or in any offering memorandum or other offering document relating to the offering and sale of such Registrable Securities prepared by DSW or at its direction, or any amendment thereof or supplement thereto, or any omission by such Selling Holder or underwriter, as the case may be, or alleged omission by such Selling Holder or underwriter, as the case may be, of a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to such Selling Holder or underwriter, as the case may be, furnished to DSW by or on behalf of such Selling Holder or underwriter, as the case may be, specifically for use in such registration statement (or in any preliminary or final prospectus included therein), offering memorandum or other offering document. The foregoing indemnity is in addition to any liability which such Selling Holder or underwriter, as the case may be, may otherwise have to DSW, or controlling persons and the officers, directors, affiliates, employees, and agents of each of the foregoing; PROVIDED, that, in the case of an offering made pursuant to this Agreement with respect to which DSW has designated the lead or managing underwriters (or DSW is offering securities directly, without an underwriter), this indemnity does not apply to any loss, liability, cost, claim, or damage arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus or offering memorandum if a copy of a final prospectus or offering memorandum was not sent or given by or on behalf of any underwriter (or DSW, as the case may be) to such Person asserting such loss, liability, cost, claim or damage at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such final prospectus or offering memorandum.

                  (c) Each party indemnified under paragraph (a) or (b) above shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the claim or action; PROVIDED, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party on account of the indemnity agreement contained in paragraph (a) or (b) above except to the extent that the indemnifying party was actually prejudiced by such failure, and in no event shall such failure relieve the indemnifying party from any other liability that it may have to such indemnified party. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 4.9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation. Any indemnifying party against whom indemnity may be sought under this Section 4.9 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, the result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof with counsel satisfactory to the indemnified party, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party for the costs thereof.

                  (d) If the indemnification provided for in this Section 4.9 shall for any reason be unavailable (other than in accordance with its terms) to an indemnified party in respect of any loss, liability, cost, claim or damage referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, cost, claim or damage (i) as between DSW and the Selling Holders on the one hand and the underwriters on the other, in such proportion as shall be appropriate to reflect the relative benefits received by DSW and the Selling Holders on the one hand and the underwriters on the other hand or, if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of DSW and the Selling Holders on the one hand and the underwriters on the other with respect to the statements or omissions which resulted in such loss, liability, cost, claim or damage as well as any other relevant equitable considerations and (ii) as between DSW on the one hand and each Selling Holder on the other, in such proportion as is appropriate to reflect the relative fault of DSW and of each Selling Holder in connection with such statements or omissions as well as any other relevant equitable considerations. The relative benefits received by DSW and the Selling Holders on the one hand and the underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by DSW and the Selling Holders bear to the total underwriting discounts and commissions received by the underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of DSW and the Selling Holders on the one hand and of the underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by DSW and the Selling Holders or by the underwriters. The relative fault of DSW on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any indemnified party's stock ownership in DSW. The amount paid or payable by an indemnified party as a result of the loss, cost, claim, damage or liability, or action in respect thereof, referred to above in this paragraph (d) shall be deemed to include, for purposes of this paragraph (d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. DSW and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.9 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding any other provision of this Section 4.9, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) Indemnification and contribution similar to that specified in the preceding paragraphs of this Section 4.9 (with appropriate modifications) shall be given by DSW, the Selling Holders and any underwriters with respect to any required registration or other qualification of securities under any state law or regulation or governmental authority.

                  (f) The obligations of the parties under this Section 4.9 shall be in addition to any liability which any party may otherwise have to any other party.

            Section 4.10 RULE 144 AND FORM S-3. Commencing ninety (90) days after the IPO Date, DSW shall use its best efforts to ensure that the conditions to the availability of Rule 144 set forth in paragraph (c) thereof shall be satisfied. Upon the request of any Holder of Registrable Securities, DSW will deliver to such Holder a written statement as to whether it has complied with such requirements. DSW further agrees to use its best efforts to cause all conditions to the availability of Form S-3 (or any successor form) under the Securities Act for the filing of registration statements under this Agreement to be met as soon as practicable after the IPO Date.

            Section 4.11 HOLDBACK AGREEMENT.

                  (a) If so requested by the Underwriters' Representative in connection with an offering of securities covered by a registration statement filed by DSW, whether or not Registrable Securities of the Holders are included therein, each Holder shall agree not to effect any sale or distribution of the Shares, including any sale under Rule 144, without the prior written consent of the Underwriters' Representative (otherwise than through the registered public offering then being made), within seven (7) days prior to or ninety (90) days (or such lesser period as the Underwriters' Representative may permit) after the Effective Date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings). The Holders shall not be subject to the restrictions set forth in this Section 4.11 for longer than ninety-seven (97) days during any 12-month period and a Holder shall no longer be subject to such restrictions at such time as such Holder shall own less than 10% of the then-outstanding Registrable Securities on a fully-diluted basis.

                  (b) If so requested by the Underwriters' Representative in connection with an offering of any Registrable Securities, DSW shall agree not to effect any sale or distribution of DSW Capital Stock, without the prior written consent of the Underwriters' Representative (otherwise than through the registered public offering then being made or in connection with any acquisition or business combination transaction and other than in connection with stock options and employee benefit plans and compensation), within seven (7) days prior to or ninety (90) days (or such lesser period as the Underwriters' Representative may permit) after the Effective Date of the registration statement (or the commencement of the offering to the public of such Registrable Securities in the case of Rule 415 Offerings) and shall use its best efforts to obtain and enforce similar agreements from any other Persons if requested by the Underwriters' Representative; PROVIDED that DSW or such Persons shall not be subject to the restrictions set forth in this Section 4.11 for longer than ninety-seven (97) days during any twelve (12) month period.

                  (c) Notwithstanding anything else in this Section 4.11 to the contrary, no Holder shall be precluded from distributing to any or all of its stockholders any or all of the Registrable Securities.

            Section 4.12 TERM. This ARTICLE IV shall remain in effect until all Registrable Securities held by Holders have been transferred by them to other Persons.

                                   ARTICLE V
                        MUTUAL RELEASES; INDEMNIFICATION

            Section 5.1 RELEASE OF PRE-IPO DATE CLAIMS.

                  (a) DSW RELEASE. Except as provided in Section 5.1(c), as of the IPO Date, DSW does hereby, for itself and as agent for each member of the DSW Group, remise, release and forever discharge the Retail Ventures Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

                  (b) RETAIL VENTURES RELEASE. Except as provided in Section 5.1(c), as of the IPO Date, Retail Ventures does hereby, for itself and as agent for each member of the Retail Ventures Group, remise, release and forever discharge the DSW Indemnitees from any and all Liabilities whatsoever, whether at law or in equity (including any right of contribution), whether arising under any contract or agreement, by operation of law or otherwise, existing or arising from any past acts or events occurring or failing to occur or alleged to have occurred or to have failed to occur or any conditions existing or alleged to have existed on or before the IPO Date, including in connection with the transactions and all other activities to implement the IPO.

                  (c) NO IMPAIRMENT. Nothing contained in Section 5.1(a) or
Section 5.1(b) shall limit or otherwise affect any Party's rights or obligations pursuant to or contemplated by this Agreement or any Inter-Company Agreement, in each case in accordance with its terms, including, without limitation, any obligations relating to indemnification, including indemnification pursuant to
Section 5.2 and Section 5.3 of this Agreement, and any Insurance Proceeds under any Retail Ventures Insurance Policies relating to the DSW Business which DSW is entitled to be paid.

                  (d) NO ACTIONS AS TO RELEASED PRE-IPO DATE CLAIMS. DSW agrees, for itself and as agent for each member of the DSW Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against Retail Ventures or any member of the Retail Ventures Group, or any other Person released pursuant to
Section 5.1(a), with respect to any Liabilities released pursuant to Section 5.1(a). Retail Ventures agrees, for itself and as agent for each member of the Retail Ventures Group, not to make any claim or demand, or commence any Action asserting any claim or demand, including any claim of contribution or any indemnification, against DSW or any member of the DSW Group, or any other Person released pursuant to Section 5.1(b), with respect to any Liabilities released pursuant to Section 5.1(b).

                  (e) FURTHER INSTRUMENTS. At any time, at the request of any other Party, each Party shall cause each member of its respective Retail Ventures Group or DSW Group, as applicable, to execute and deliver releases reflecting the provisions hereof.

            Section 5.2 INDEMNIFICATION BY DSW. Except as otherwise provided in this Agreement, DSW shall, for itself and as agent for each member of the DSW Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the Retail Ventures Indemnitees from and against, and shall reimburse such Retail Ventures Indemnitees with respect to, any and all Losses that any third party seeks to impose upon the Retail Ventures Indemnitees, or which are imposed upon the Retail Ventures Indemnitees, and that relate to, arise or result from, whether prior to or following the IPO Date, any of the following items (without duplication):

                  (a) any DSW Liability;

                  (b) any breach by DSW or any member of the DSW Group of this Agreement or any of the Inter-Company Agreements; and

                  (c) any IPO Liabilities, other than the Retail Ventures Portions.

In the event that any member of the DSW Group makes a payment to the Retail Ventures Indemnitees hereunder, and any of the Retail Ventures Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from Retail Ventures), Retail Ventures will promptly repay (or will procure Retail Ventures Indemnitee to promptly repay) such member of the DSW Group the amount by which the payment made by such member of the DSW Group exceeds the actual cost of the associated indemnified Liability.

            Section 5.3 INDEMNIFICATION BY RETAIL VENTURES. Except as otherwise provided in this Agreement, Retail Ventures shall, for itself and as agent for each member of the Retail Ventures Group, indemnify, defend (or, where applicable, pay the defense costs for) and hold harmless the DSW Indemnitees from and against, and shall reimburse such DSW Indemnitee with respect to, any and all Losses that any third party seeks to impose upon the DSW Indemnitees, or which are imposed upon the DSW Indemnitees, and that relate to, arise or result from, whether prior to or following the IPO Date, with any of the following items (without duplication):

                  (a) any Liability of the Retail Ventures Group and all Liabilities arising out of the operation or conduct of the Retail Ventures Business (in each case excluding the DSW Liabilities);

                  (b) any breach by Retail Ventures or any member of the Retail Ventures Group of this Agreement or any of the Inter-Company Agreements; and

                  (c) any IPO Liabilities with respect to the Retail Ventures Portions only.

In the event that any member of the Retail Ventures Group makes a payment to the DSW Indemnitees hereunder, and any of the DSW Indemnitees subsequently diminishes the Liability on account of which such payment was made, either directly or through a third-party recovery (other than a recovery indirectly from DSW), DSW will promptly repay (or will procure a DSW Indemnitee to promptly repay) such member of the Retail Ventures Group the amount by which the payment made by such member of the Retail Ventures Group exceeds the actual cost of the indemnified Liability.

            Section 5.4 ANCILLARY AGREEMENT LIABILITIES. Notwithstanding any other provision in this Agreement to the contrary, any Liability specifically assumed by, or allocated to, a Party in any of the Inter-Company Agreements shall be governed exclusively by the terms of such Inter-Company Agreement.

            Section 5.5 OTHER AGREEMENTS EVIDENCING INDEMNIFICATION OBLIGATIONS. Retail Ventures hereby agrees to execute, for the benefit of any DSW Indemnitee, such documents as may be reasonably requested by such DSW Indemnitee, evidencing Retail Ventures' agreement that the indemnification obligations of Retail Ventures set forth in this Agreement inure to the benefit of and are enforceable by such DSW Indemnitee. DSW hereby agrees to execute, for the benefit of any Retail Ventures Indemnitee, such documents as may be reasonably requested by such Retail Ventures Indemnitee, evidencing DSW's agreement that the indemnification obligations of DSW set forth in this Agreement inure to the benefit of and are enforceable by such Retail Ventures Indemnitee.

            Section 5.6 REDUCTIONS FOR INSURANCE PROCEEDS AND OTHER RECOVERIES.

                  (a) INSURANCE PROCEEDS. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3, as applicable, shall be reduced (retroactively or prospectively) by any Insurance Proceeds or other amounts actually recovered from third parties by or on behalf of such Indemnitee in respect of the related Loss. The existence of a claim by an Indemnitee for monies from an insurer or against a third party in respect of any indemnifiable Loss shall not, however, delay any payment pursuant to the indemnification provisions contained herein and otherwise determined to be due and owing by an Indemnifying Party. Rather, the Indemnifying Party shall make payment in full of the amount determined to be due and owing by it against an assignment by the Indemnitee to the Indemnifying Party of the entire claim of the Indemnitee for Insurance Proceeds or against such third party. Notwithstanding any other provisions of this Agreement, it is the intention of the Parties that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, or (ii) relieved of the responsibility to pay any claims for which it is obligated. If an Indemnitee has received the payment required by this Agreement from an Indemnifying Party in respect of any indemnifiable Loss and later receives Insurance Proceeds or other amounts in respect of such indemnifiable Loss, then such Indemnitee shall hold such Insurance Proceeds or other amounts in trust for the benefit of the Indemnifying Party (or Indemnifying Parties) and shall pay to the Indemnifying Party, as promptly as practicable after receipt, a sum equal to the amount of such Insurance Proceeds or other amounts received, up to the aggregate amount of any payments received from the Indemnifying Party pursuant to this Agreement in respect of such indemnifiable Loss (or, if there is more than one Indemnifying Party, the Indemnitee shall pay each Indemnifying Party, its proportionate share (based on payments received from the Indemnifying Parties) of such Insurance Proceeds).

                  (b) TAX COST/TAX BENEFIT. The amount that any Indemnifying Party is or may be required to provide indemnification to or on behalf of any Indemnitee pursuant to Section 5.2 or Section 5.3, as applicable, shall be (i) increased to take account of any net Tax cost incurred by the Indemnitee arising from the receipt or accrual of an indemnification payment hereunder (grossed up for such increase) and (ii) reduced to take account of any net Tax benefit realized by the Indemnitee arising from incurring or paying such loss or other liability. In computing the amount of any such Tax cost or Tax benefit, the Indemnitee shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any indemnification payment hereunder or incurring or paying any indemnified Loss. Any indemnification payment hereunder shall initially be made without regard to this Section 5.6(b) and shall be increased or reduced to reflect any such net Tax cost (including gross-up) or net Tax benefit only after the Indemnitee has actually realized such cost or benefit. For purposes of this Agreement, an Indemnitee shall be deemed to have "actually realized" a net Tax cost or a net Tax benefit to the extent that, and at such time as, the amount of Taxes payable by such Indemnitee is increased above or reduced below, as the case may be, the amount of Taxes that such Indemnitee would be required to pay but for the receipt or accrual of the indemnification payment or the incurrence or payment of such Loss, as the case may be. The amount of any increase or reduction hereunder shall be adjusted to reflect any Final Determination with respect to the Indemnitee's liability for Taxes, and payments between such indemnified parties to reflect such adjustment shall be made if necessary. Notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the Parties hereto agree that any Indemnity Payment made hereunder shall be treated as a capital contribution or dividend distribution, as the case may be, immediately prior to the IPO Date and, accordingly, not includible in the taxable income of the recipient or deductible by the payor.

            Section 5.7 PROCEDURES FOR DEFENSE, SETTLEMENT AND INDEMNIFICATION OF THIRD PARTY CLAIMS.

                  (a) NOTICE OF CLAIMS. If an Indemnitee shall receive notice or otherwise learn of the assertion by a Person (including any Governmental Authority) who is not a member of the Retail Ventures Group or the DSW Group of any claim or of the commencement by any such Person of any Action (collectively, a "Third Party Claim") with respect to which an Indemnifying Party may be obligated to provide indemnification, Retail Ventures and DSW (as applicable) will ensure that such Indemnitee shall give such Indemnifying Party written notice thereof within thirty (30) days after becoming aware of such Third Party Claim. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the delay or failure of any Indemnitee or other Person to give notice as provided in this Section 5.7(a) shall not relieve the related Indemnifying Party of its obligations under this ARTICLE V, except to the extent that such Indemnifying Party is actually and substantially prejudiced by such delay or failure to give notice.

                  (b) DEFENSE BY INDEMNIFYING PARTY. An Indemnifying Party shall be entitled to participate in the defense of any Third Party Claim and, to the extent that it wishes, at its cost, risk and expense, to assume the defense thereof, with counsel reasonably satisfactory to the party seeking indemnification. After timely notice from the Indemnifying Party to the Indemnitee of such election to so assume the defense thereof, the Indemnifying Party shall not be liable to the party seeking indemnification for any legal expenses of other counsel or any other expenses subsequently incurred by Indemnitee in connection with the defense thereof. The Indemnitee agrees to cooperate in all reasonable respects with the Indemnifying Party and its counsel in the defense against any Third Party Claim. The Indemnifying Party shall be entitled to compromise or settle any Third Party Claim as to which it is providing indemnification, which compromise or settlement shall be made only with the written consent of the Indemnitee, such consent not to be unreasonably withheld.

                  (c) DEFENSE BY INDEMNITEE. If an Indemnifying Party fails to assume the defense of a Third Party Claim within thirty (30) calendar days after receipt of notice of such claim, Indemnitee will, upon delivering notice to such effect to the Indemnifying Party, have the right to undertake the defense, compromise or settlement of such Third Party Claim on behalf of and for the account of the Indemnifying Party subject to the limitations as set forth in this Section 5.7; PROVIDED, HOWEVER, that such Third Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. If the Indemnitee assumes the defense of any Third Party Claim, it shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall reimburse all such costs and expenses of the Indemnitee in the event it is ultimately determined that the Indemnifying Party is obligated to indemnify the Indemnitee with respect to such Third Party Claim. In no event shall an Indemnifying Party be liable for any settlement effected without its consent, which consent will not be unreasonably withheld.

            Section 5.8 ADDITIONAL MATTERS.

                  (a) COOPERATION IN DEFENSE AND SETTLEMENT. With respect to any Third Party Claim that implicates both DSW and Retail Ventures in a material fashion due to the allocation of Liabilities, responsibilities for management of defense and related indemnities set forth in this Agreement or any of the Inter-Company Agreements, the Parties agree to cooperate fully and maintain a joint defense (in a manner that will preserve the attorney-client privilege, joint defense or other privilege with respect thereto) so as to minimize such Liabilities and defense costs associated therewith. The Party that is not responsible for managing the defense of such Third Party Claims shall, upon reasonable request, be consulted with respect to significant matters relating thereto and may, if necessary or helpful, associate counsel to assist in the defense of such claims.

                  (b) PRE-IPO DATE ACTIONS. Except with respect to matters pertaining solely to, or solely in connection with, the DSW Business, Retail Ventures may, in its sole discretion, have exclusive authority and control over the investigation, prosecution, defense and appeal of all Actions pending at the IPO Date relating to or arising in connection with, in any manner, the DSW assets or the DSW Liabilities if Retail Ventures or a member of the Retail Ventures Group is named as a party thereto; PROVIDED, HOWEVER, that Retail Ventures must obtain the written consent of DSW, such consent not to be unreasonably withheld, to settle or compromise or consent to the entry of judgment with respect to such Action. After any such compromise, settlement, consent to entry of judgment or entry of judgment, Retail Ventures shall reasonably and fairly allocate to DSW and DSW shall be responsible for DSW's proportionate share of any such compromise, settlement, consent or judgment attributable to the DSW Business, the DSW assets or the DSW Liabilities, including its proportionate share of the costs and expenses associated with defending same.

                  (c) SUBSTITUTION. In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee or the Indemnifying Party shall so request, the Parties shall endeavor to substitute the Indemnifying Party for the named defendant. If such substitution or addition cannot be achieved for any reason or is not requested, the rights and obligations of the Parties regarding indemnification and the management of the defense of claims as set forth in this ARTICLE V shall not be altered.

                  (d) SUBROGATION. In the event of payment by or on behalf of any Indemnifying Party to or on behalf of any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee, in whole or in part based upon whether the Indemnifying Party has paid all or only part of the Indemnitee's Liability, as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other person. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.

            Section 5.9 SURVIVAL OF INDEMNITIES. Subject to Section 5.5, the rights and obligations of the members of the Retail Ventures Group and the DSW Group under this ARTICLE V shall survive the sale or other transfer by any Party of any assets or businesses or the assignment by it of any Liabilities or the sale by any member of the Retail Ventures Group or the DSW Group of the capital stock or other equity interests of any Subsidiary to any Person.

                                   ARTICLE VI
                                INSURANCE MATTERS

            Section 6.1 DSW INSURANCE COVERAGE DURING THE INSURANCE TRANSITION PERIOD. As more fully provided in the Shared Services Agreement, Retail Ventures shall maintain policies of insurance, including policies for the benefit of DSW or any of its Subsidiaries, directors, officers, employees or other covered parties (collectively, the "DSW Covered Parties"), and DSW and the DSW Covered Parties shall promptly pay or reimburse Retail Ventures for premium expenses, deductibles or retention amounts which Retail Ventures may incur in connection with such insurance coverages.

            Section 6.2 DSW INSURANCE COVERAGE AFTER THE INSURANCE TRANSITION PERIOD. From and after expiration of the Shared Services Agreement, DSW shall be responsible for obtaining and maintaining insurance programs for its risk of loss and such insurance arrangements shall be separate and apart from Retail Ventures' insurance programs.

                                  ARTICLE VII
                                  MISCELLANEOUS

            Section 7.1 LIMITATION OF LIABILITY. IN NO EVENT SHALL ANY MEMBER OF THE RETAIL VENTURES GROUP OR DSW GROUP BE LIABLE TO ANY OTHER MEMBER OF THE RETAIL VENTURES GROUP OR DSW GROUP FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER,

THAT THE FOREGOING LIMITATIONS SHALL NOT LIMIT EACH PARTY'S INDEMNIFICATION OBLIGATIONS FOR LIABILITIES AS SET FORTH IN THIS AGREEMENT OR IN ANY ANCILLARY AGREEMENT.

            Section 7.2 ENTIRE AGREEMENT. This Agreement, the Inter-Company Agreements and the Exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

            Section 7.3 GOVERNING LAW AND JURISDICTION. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of Ohio, excluding its conflict of law rules. The Parties agree that the court of common pleas of Franklin County, Ohio, shall have exclusive jurisdiction over all actions between the Parties for preliminary relief in aid of arbitration pursuant to Section 3.10 herein, and non-exclusive jurisdiction over any action for enforcement of an arbitral award.

            Section 7.4 TERMINATION; AMENDMENT. This Agreement and all Inter-Company Agreements may be terminated or amended by and in the sole discretion of Retail Ventures, without the approval of DSW, at any time prior to the IPO. This Agreement and any applicable Inter-Company Agreements may be terminated or amended at any time after such date and before the Distribution Date by mutual consent of Retail Ventures and DSW, evidenced by an instrument in writing signed on behalf of each of the Parties. In the event of termination pursuant to this Section 7.4, no Party shall have any liability of any kind to the other Party.

            Section 7.5 NOTICES. Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective Parties to the following addresses:

            if to Retail Ventures:

            Retail Ventures, Inc.
            3241 Westerville Road
            Columbus, OH  43223

            Attention: James A. McGrady, Chief Financial Office
            Fax: (614) 473-2721

            with a copy to:

            Julia A. Davis, General Counsel
            3241 Westerville Road
            Columbus, OH  43223
            Fax: (614) 337-4682
            if to DSW:

            DSW Inc.
            4150 East 5th Avenue
            Columbus, OH 43219

            Attention: Peter Z. Horvath, Chief Operating Officer
            Fax: (614) 238-4133

            with a copy to:

            Julia A. Davis, General Counsel
            3241 Westerville Road
            Columbus, OH  43223
            Fax: (614) 337-4682

or to such other address or facsimile number as the party to whom notice is given may have previously furnished to the other in writing as provided herein. Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested. All other notices may also be sent by facsimile, confirmed by first class mail. All notices shall be deemed to have been given when received, if hand delivered; when transmitted, if transmitted by facsimile or similar electronic transmission method; one working day after it is sent, if sent by recognized overnight courier; and three days after it is postmarked, if mailed first class mail or certified mail, return receipt requested, with postage prepaid.

            Section 7.6 COUNTERPARTS. This Agreement, including the Inter-Company Agreement and the Exhibits and Schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

            Section 7.7 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. This Agreement may be enforced separately by each member of the Retail Ventures Group and each member of the DSW Group. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; PROVIDED, HOWEVER, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation in another jurisdiction or into another business form.

            Section 7.8 SEVERABILITY. If any term or other provision of this Agreement or the Exhibits or Schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

            Section 7.9 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the Exhibits or Schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            Section 7.10 AUTHORITY. Each of the Parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

            Section 7.11 INTERPRETATION. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

            Section 7.12 CONFLICTING AGREEMENTS. None of the provisions of this Agreement are intended to supersede any provision in any Inter-Company Agreement or any other agreement with respect to the respective subject matters thereof. In the event of conflict between this Agreement and any Inter-Company Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

            Section 7.13 THIRD PARTY BENEFICIARIES. None of the provisions of this Agreement shall be for the benefit of or enforceable by any third party, including any creditor of any Person. No such third party shall obtain any right under any provision of this Agreement or shall by reasons of any such provision make any claim in respect of any Liability (or otherwise) against either Party hereto.

                                  ARTICLE VIII
                                   DEFINITIONS

            Section 8.1 DEFINED TERMS. The following capitalized terms shall have the meanings given to them in this Section 8.1:

      "AAA" has the meaning set forth in Section 3.10(c) of this Agreement.

      "Action" means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international governmental authority or any arbitration or mediation tribunal, other than any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation relating to Taxes.

      "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

      "Agreement" shall mean this Master Separation Agreement, together with the Schedules and Exhibits hereto, as the same may be amended from time to time in accordance with the provisions hereof.

      "Blackout Period" shall have the meaning set forth in Section 4.4 of this Agreement.

      "Class A common shares" shall mean the Class A common shares, without par value, of DSW.

      "Class B common shares" shall mean the Class B common shares, without par value, of DSW.

      "Code" means the Internal Revenue Code of 1986 (or any successor statute), as amended from time to time, and the regulations promulgated thereunder.

      "Commission" shall have the meaning set forth in the preamble of this Agreement.

      "Common Shares" means the Class A and Class B common shares of DSW.

      "Company Notice" shall have the meaning set forth in Section 4.2(a) of this Agreement.

      "Company Securities" shall have the meaning set forth in Section 4.2(b) of this Agreement.

      "Confidential Business Information" shall have the meaning set forth in
Section 3.5(a)(iii) of this Agreement.

      "Confidential Information" shall have the meaning set forth in Section 3.5(a)(i) of this Agreement.

      "Confidential Operational Information" shall have the meaning set forth in
Section 3.5(a)(ii) of this Agreement.

      "Continuously Effective" with respect to a specified registration statement, means that such registration statement shall not cease to be effective and available for transfers of Registrable Securities in accordance with the method of distribution set forth therein for longer than five (5) business days during the period specified in the relevant provision of this Agreement.

      "Contract" means any contract, agreement, lease, license, sales order, purchase order, instrument or other commitment that is binding on any Person or any part of its property under applicable law.

      "Conversion Warrants" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Debt Reorganization Events" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Demand Registration" shall have the meaning set forth in Section 4.1(a) of this Agreement.

      "Demand Registration Statement" shall have the meaning set forth in
Section 4.1(a) of this Agreement.

      "Dispute" has the meaning set forth in Section 3.10(a) of this Agreement.

      "Dispute Resolution Commencement Date" has the meaning set forth in
Section 3.10(a) of this Agreement.

      "Distribution" means the divestiture by Retail Ventures of all or a significant portion of the Class B common shares of DSW owned by Retail Ventures, which divestiture may be effected by Retail Ventures as a dividend, an exchange with existing Retail Ventures stockholders for shares of Retail Ventures capital stock, a spin-off or otherwise, as a result of which Retail Ventures is no longer required to consolidate DSW's results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied).

      "Distribution Date" means the date on which Retail Ventures is no longer required to consolidate DSW's results of operations and financial position (determined in accordance with generally accepted accounting principles consistently applied).

      "DSW" shall have the meaning set forth in the preamble to this Agreement.

      "DSW Affiliate" means any corporation or other entity directly or indirectly controlled by DSW.

      "DSW's Auditors" shall have the meaning set forth in Section 3.4(a) of this Agreement.

      "DSW Balance Sheet" shall mean DSW's audited Consolidated Balance Sheet included in the IPO Registration Statement on the date it is declared effective by the Commission.

      "DSW Business" shall have the meaning set forth in the preamble of this Agreement.

      "DSW Capital Stock" means all classes or series of capital stock of DSW.

      "DSW Covered Parties" has the meaning set forth in Section 6.1 of this Agreement.

      "DSW Credit Facility" has the meaning set forth in Section 6.1 of this Agreement.

      "DSW Group" means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which DSW will be the common parent corporation immediately after the Distribution, and any corporation or other entity which may become a member of such group from time to time.

      "DSW Indemnitees" means DSW, each member of the DSW Group and each of their respective directors, officers and employees.

      "DSW Liabilities" shall mean (without duplication) the following
Liabilities:

                        (i) all Liabilities reflected in the DSW Balance Sheet;

                        (ii) all Liabilities of Retail Ventures or its Subsidiaries that arise after the date of the DSW Balance Sheet that would be reflected in a DSW balance sheet as of the date of such Liabilities, if such balance sheet was prepared using the same principles and accounting policies under which the DSW Balance Sheet was prepared;

                        (iii) all Liabilities that should have been reflected in the DSW Balance Sheet but are not reflected in the DSW Balance Sheet due to mistake or unintentional omission;

                        (iv) all Liabilities (other than Liabilities for Taxes, which are governed by the Tax Separation Agreement), whether arising before, on or after the IPO Date, that relate to, arise or result from:

                              (1) the operation of the DSW Business, as conducted at any time prior to, on or after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority)); or

                              (2) the operation of any business conducted by any member of the DSW Group at any time after the IPO Date (including any Liability relating to, arising out of or resulting from any act or failure to act by any director, officer, employee, agent or representative (whether or not such act or failure to act is or was within such Person's authority));

                        (v) all Liabilities that relate to, arise or result from the DSW Credit Facility;

                        (vi) all Liabilities that are expressly contemplated by this Agreement, or any other Inter-Company Agreement (or the Schedules hereto or thereto) as Liabilities to be assumed by DSW or any member of the DSW Group; and

                        (vii) Liabilities of any member of the DSW Group under this Agreement or any of the Inter-Company Agreements.

      After the IPO Date, Retail Ventures and DSW may receive invoices evidencing liabilities jointly incurred by or on behalf of both of them or their respective Affiliates. Accordingly, each of Retail Ventures and DSW agrees that such joint liabilities shall be divided among Retail Ventures, DSW and their respective Affiliates consistent with past practice and "DSW Liabilities" shall include the portion so allocated to DSW.

      "DSWSW" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Effective Date" means the date registration statement filed pursuant to
Article IV hereof is declared effective by the Commission.

      "Exchange Act" shall have the meaning set forth in Section 2.1(a) of this Agreement.

      "Final Determination" has the meaning set forth in the Tax Separation Agreement.

      "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from, any Governmental Authority.

      "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

      "Holders" shall mean, collectively, Retail Ventures and its Affiliated Companies (other than DSW) who from time to time own Registrable Securities, each of such entities separately is sometimes referred to herein as a "Holder."

      "Indemnifying Party" means any party which may be obligated to provide indemnification to an Indemnitee pursuant to Section 5.2 or Section 5.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

      "Indemnitee" means any party which may be entitled to indemnification from an Indemnifying Party pursuant to Section 5.2 or Section 5.3 hereof or any other section of this Agreement or any Inter-Company Agreement.

      "Information" means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business information or data.

      "Insurance Policies" means insurance policies pursuant to which a Person makes a true risk transfer to an insurer.

      "Insurance Proceeds" means those monies: (a) received by an insured from an insurance carrier; or (b) paid by an insurance carrier on behalf of the insured; or (c) from Insurance Policies.

      "Insurance Transition Period" shall mean the period beginning on the IPO Date and ending on the Distribution Date.

      "Inter-Company Agreements" shall mean the IP License, the Share Exchange Agreement, the Tax Separation Agreement and the Shared Services Agreement.

      "IP License" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "IPO" shall have the meaning set forth in the preamble of this Agreement.

      "IPO Date" shall have the meaning set forth Section 2.1(c) of this Agreement.

      "IPO Conditions" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "IPO Liabilities" means any Liabilities relating to, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, with respect to all information contained in the IPO Registration Statement or any preliminary, final or supplemental prospectus forming a part of the IPO Registration Statement.

      "IPO Registration Statement" shall have the meaning set forth in the preamble of this Agreement.

      "Lease" has the meaning set forth in Section 3.10(a) of this Agreement. .

      "Liabilities" means all debts, liabilities, guarantees, assurances, commitments and obligations, whether fixed, contingent or absolute, asserted or unasserted, matured or unmatured, liquidated or unliquidated, accrued or not accrued, known or unknown, due or to become due, whenever or however arising (including, without limitation, whether arising out of any Contract or tort based on negligence or strict liability) and whether or not the same would be required by generally accepted principles and accounting policies to be reflected in financial statements or disclosed in the notes thereto.

      "Loss and Losses" mean any and all damages, losses, deficiencies, Liabilities, obligations, penalties, judgments, settlements, claims, payments, fines, interest, costs and expenses (including, without limitation, the costs and expenses of any and all Actions and demands, assessments, judgments, settlements and compromises relating thereto and the costs and expenses of attorneys', accountants', consultants' and other professionals' fees and expenses incurred in the investigation or defense thereof or the enforcement of rights hereunder), including direct and consequential damages, but excluding punitive damages (other than punitive damages awarded to any third party against an indemnified party).

      "Maximum Number" when used in connection with an Underwritten Offering, shall mean the maximum number of shares of DSW Capital Stock (or amount of other Registrable Securities) that the Underwriters' Representative has informed DSW may be included as part of such offering without materially and adversely affecting the success or pricing of such offering.

      "Northland" has the meaning set forth in Section 3.10(a) of this Agreement.

      "Northland Accounting" has the meaning set forth in Section 3.10(a) of this Agreement.

      "NYSE" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Other Holders" shall have the meaning set forth in Section 4.2(c) of this Agreement.

      "Other Securities" shall have the meaning set forth in Section 4.2(a) of this Agreement.

      "Party" or "Parties" shall have the meaning set forth in the preamble of this Agreement.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

      "Pre-Distribution Period" shall have the meaning set forth in Section 3.3(c) of this Agreement.

      "Privileges" shall have the meaning set forth in Section 3.6(a) of this Agreement.

      "Privileged Information" shall have the meaning set forth in Section 3.6(a) of this Agreement.

      "Registrable Securities" means (i) the Class B common shares held by Retail Ventures immediately following the IPO Date (the "Shares"), (ii) any other securities issued or distributed to Retail Ventures in respect of the Class B common shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, reorganization, merger, consolidation or otherwise, (iii) any Class A Common Shares or other securities received by Retail Ventures into which or for which Class B common shares are converted or exchanged or are convertible or exchangeable, (iv) any other Class B common shares acquired by Retail Ventures prior to the Distribution Date, and
(v) any other successor securities received by Retail Ventures in respect of any of the forgoing (i) through (iv); PROVIDED that in the event that any Registrable Securities (as defined without giving effect to this proviso) are being registered pursuant hereto, the Holder may include in such registration (subject to the limitations of this Agreement otherwise applicable to the inclusion of Registrable Securities) any Class B common or securities acquired in respect thereof thereafter acquired by such Holder, which shall also be deemed to be "Shares" and accordingly Registrable Securities, for purposes of such registration. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale by Retail Ventures shall have been declared effective under the Securities Act and such Shares shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public in accordance with Rule 144, (y) they shall have been otherwise transferred by Retail Ventures to an entity or Person that is not an Affiliated Company of Retail Ventures, new certificates for them not bearing a legend restricting further transfer shall have been delivered by DSW and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any state securities or blue sky law then in effect or (z) they shall have ceased to be outstanding.

      "Registration Expenses" means any and all out-of-pocket expenses incident to performance of or compliance with ARTICLE IV of this Agreement, including, without limitation, (i) all Commission registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities) or relating to the National Association of Securities Dealers, Inc., (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with listing (or authorizing for quotation) the Registrable Securities on a securities exchange or automated inter-dealer Quotation System pursuant to the requirements hereof, (v) the fees and disbursements of counsel for DSW and of its independent public accountants, (vi) all expenses in connection with the preparation, printing and filing of the registration statement, any preliminary prospectus or final prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to any Holders, underwriters and dealers and all expenses incidental to delivery of the Registrable Securities,
(vii) the reasonable fees and disbursements of one firm of counsel, other than DSW's counsel, selected by the Holders of Registrable Securities being registered, (viii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and
(ix) the expenses incurred in connection with making "road show" presentations and holding meetings with potential investors to facilitate the distribution and sale of Registrable Securities.

      "Request" shall have the meaning set forth in Section 4.1(a) of this Agreement.

      "Retail Ventures" shall have the meaning set forth in the preamble to this Agreement.

      "Retail Ventures' Auditors" shall have the meaning set forth in Section 3.4(b) of this Agreement.

      "Retail Ventures Business" means any business of Retail Ventures other than the DSW Business.

      "Retail Ventures Group" means the affiliated group (within the meaning of Section 1504(a) of the Code), or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which Retail Ventures is the common parent corporation, and any corporation or other entity which may be, may have been or may become a member of such group from time to time, but excluding any member of the DSW Group.

      "Retail Ventures Indemnitees" means Retail Ventures, each member of the Retail Ventures Group and each of their respective directors, officers and employees.

      "Retail Ventures Portions" means all information set forth in, or incorporated by reference into, the IPO Registration Statement, to the extent such information relates exclusively to (a) Retail Ventures and the Retail Ventures Group and (b) the Retail Ventures Business.

      "Retail Ventures Securities" shall have the meaning set forth in Section 4.2(b) of this Agreement.

      "Rule 144" means Rule 144 (or any successor rule to similar effect) promulgated under the Securities Act.

      "Rule 415 Offering" means an offering on a delayed or continuous basis pursuant to Rule 415 (or any successor rule to similar effect) promulgated under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Selling Holder" shall have the meaning set forth in Section 4.6(e) of this Agreement.

      "Shared Services Agreement" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Share Exchange Agreement" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Shares" shall have the meaning set forth in the definition of Registrable Securities.

      "SSC" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Subsidiary" of any Person means a corporation or other organization whether incorporated or unincorporated of which at least a majority of the securities or interests having by the terms thereof ordinary voting power to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries; PROVIDED, HOWEVER, that no Person that is not directly or indirectly wholly-owned by any other Person shall be a Subsidiary of such other Person unless such other Person controls, or has the right, power or ability to control, that Person.

      "Sublease" has the meaning set forth in Section 3.10(a) of this Agreement.

      "Tax and Taxes" have the meaning set forth in the Tax Separation
Agreement.

      "Tax Separation Agreement" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Term Loan Warrants" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      "Third Party Claim" has the meaning set forth in Section 5.1(a) of this Agreement.

      "Underwritten Offering" shall mean a registration in which securities of DSW are sold to one or more underwriters for reoffering to the public.

      "Underwriters" shall have the meaning set forth in Section 2.1(a) of this Agreement.

      "Underwriting Agreement" shall have the meaning set forth in Section 2.1(a) of this Agreement.

      "Underwriters' Representative" when used in connection with an Underwritten Offering, shall mean the managing underwriter of such offering, or, in the case of a co-managed underwriting, the managing underwriters designated as the Underwriters' Representative by the co-managers.

      "Warrants" shall have the meaning set forth in Section 2.1(c) of this Agreement.

      WHEREFORE, the Parties have signed this Master Separation Agreement effective as of the date first set forth above.

                                       RETAIL VENTURES, INC.

                                       _________________________________
                                       Name:
                                       Title:

                                       DSW, INC.

                                       _________________________________
                                       Name:
                                       Title:

                                    EXHIBIT A
                                   IP LICENSE

                                 SCHEDULE 1.1(c)

              CERTAIN OFFICERS AND/OR DIRECTORS OF RETAIL VENTURES

                                 SCHEDULE 1.2(b)

                    CERTAIN OFFICERS AND/OR DIRECTORS OF DSW

                                 SCHEDULE 2.3(g)

1. DSW Inc. (formerly known as Shonac Corporation) and DSW Shoe Warehouse, Inc. are parties to a Guaranty in favor of GMAC Commercial Credit LLC, dated November 26, 2004.

2. DSW Inc. (formerly known as Shonac Corporation) and DSW Shoe Warehouse, Inc. are parties to a Guaranty in favor of Capital Factors, Inc., dated November 26, 2004.

3. DSW Inc. (formerly known as Shonac Corporation) and DSW Shoe Warehouse, Inc. are parties to a Guaranty in favor of The CIT Group/Commercial Services, Inc., dated November 26, 2004.